Exhibit 10.9

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because Mkango Rare Earths Limited ("MKAR") has determined that the information (i) is both not material and (ii) is the type that MKAR treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

1. MKANGO POLSKA SP. Z O.O.

2. GRUPA AZOTY ZAKLADY AZOTOWE PULAWY S.A.

WARUNKOWA UMOWA DZIERŻAWY

LEASE OPTION AGREEMENT

Niniejsza **WARUNKOWA UMOWA DZIERŻAWY** („**Umowa**") została zawarta w Puławach w dniu 10 stycznia 2025 roku.	This **LEASE OPTION AGREEMENT** („**Agreement**") was made in Puławy on January 10th, 2025
POMIĘDZY:	**BETWEEN:**
(1) **Grupą Azoty Zakłady Azotowe „Puławy" S.A.**, z siedzibą przy Alei Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000011737, NIP 7160001822, REGON 430528900, BDO 000007701, (2) zwaną dalej **„Wydzierżawiającym"**	(1) **Grupa Azoty Zakłady Azotowe "Puławy" S.A.**, with its registered seat at Aleja Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, entered in the register of entrepreneurs of the National Court Register with KRS no 0000011737, NIP 7160001822, REGON 430528900 , hereinafter referred to as the **„Lessor"**
oraz	and
(2) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** z siedzibą przy ul. Kolejowej 45/147, 01-210 Warszawa, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000877069, NIP 5223195397, REGON 387918962, zwaną dalej „**Dzierżawcą**"	(1) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** with its seat at ul. Kolejowa 45/147, 01-210 Warsaw, entered in the register of entrepreneurs of the National Court Registry (KRS) with KRS no0000877069, NIP 5223195397, REGON 387918962, hereinafter referred to as the „**Lessee**"
zwanymi dalej łącznie **Stronami** a indywidualnie **Stroną.**	jointly referred to as the **Parties** or, each individually as a **Party.**
ZWAŻYWSZY, ŻE:	**WHEREAS:**
(A) Wydzierżawiający i Dzierżawca, zawarli dnia 4 czerwca 2021 r. Warunkową Umowę Dzierżawy dotyczącą części działki ewidencyjnej o numerze [**] o powierzchni [**] położonej w miejscowości Wólka Gołębska, województwo lubelskie, powiat Puławy, gmina Puławy, obręb 27 Wólka Gołębska – na warunkach tam opisanych dla celów budowy w Polsce zakładu rafinacji metali ziem rzadkich („Inwestycja") a także zawarły List Intencyjny w dniu 22 grudnia 2023 r. na podstawie którego Strony postanowiły ustalić i uzgodnić do dnia stycznia 2025 r. warunki Nowej Warunkowej Umowy Dzierżawy z nową lokalizacją dla Inwestycji.	(A) The Lessor and the Lessee concluded on June 4, 2021, a Conditional Lease Agreement regarding part of the registered plot number [**] with an area of [**] located in Wólka Gołębska, Lublin Voivodeship, poviat Puławy, Puławy commune, precinct 27 Wólka Gołębska- on the terms described therein for the purposes of building a rare earth metals refining plant in Poland ("Investment") and also concluded a Letter of Intent on December 22, 2023, based on which the Parties decided to establish and agree by 21 January 2025, the terms of the New Conditional Lease Agreement for the new location for the Investment.
(B) Mkango Resources Limited (Vancouver, Canada) jest jedynym wspólnikiem spółki	(B) Mkango Resources Limited (Vancouver, Canada) is the sole shareholder of Mkango

	Mkango Polska Sp. z o.o. która będzie realizowała opisane wyżej przedsięwzięcie;		Polska Sp. z o.o. which company shall execute the investment referred to above;
(C)	Wydzierżawiający jest użytkownikiem wieczystym niezabudowanego gruntu położonego na terenach przemysłowych Grupy Azoty Zakłady Azotowe „Puławy" S.A. w Puławach, obejmującego działkę ewidencyjną o numerze [**] o powierzchni [**] położoną w miejscowości Wólka Gołębska, województwo lubelskie, powiat Puławy, gmina Puławy, obręb 27, który może być przeznaczony na nową lokalizację dla Inwestycji;	(C)	The Lessor is a holder of a perpetual usufruct of undeveloped land in the immediate vicinity of Grupa Azoty Zakłady Azotowe „Puławy" S.A. in Puławy, encompassing a plot No [**] with total surface of [**] located in Wólka Gołębska, lubelskie voivodship in Puławy, territorial section No 27, which may be used as a new location for the Investment;
(D)	Celem Stron jest kontynuacja współpracy związanej z wybudowaniem i prowadzeniem przez Dzierżawcę rafinerii metali ziem rzadkich na nieruchomości należącej do Wydzierżawiającego („**Rafineria**"). Podstawowe założenia techniczne Rafinerii opisane są w **Załączniku nr 1** do niniejszej Umowy.	(D)	The Parties intend to continue cooperation in relation to the construction and operation by the Lessee of a rare earth element separation plant on the property held by the Lessor (the „**Plant**"). A technical basis for the Plant is included in **Schedule 1** to this Agreement;
(E)	W związku z powyższym Strony postanowiły zawrzeć niniejszą warunkową umowę dzierżawy powyższej nieruchomości, a po uzyskaniu przez Dzierżawcę ostatecznego pozwolenia na budowę Rafinerii („**Pozwolenie**") Strony rozpatrzą możliwość podjęcia negocjacji dotyczących zawarcia umowy jej sprzedaży;	(E)	In connection with the above, the Parties decided to conclude this Lease Option Agreement of the above property, and after the Lessee has obtained a final construction permit for the Plant (**"Permit"**), the Parties will consider the option of commencing negotiations relating to the conclusion of a sale agreement for the Leased Property;
(F)	Strony zamierzają ponadto zawrzeć umowę o współpracy, która regulować będzie ich wzajemne relacje na etapie budowy i eksploatacji Rafinerii, w tym określać będzie proces zaprojektowania i wykonania drogi dojazdowej do terenu Nieruchomości oraz zasady korzystania z takiej drogi („**Umowa o Współpracy**") oraz umowę dostawy pomiędzy Stronami odpowiednich związków chemicznych i mediów, w tym umowę dostawy przez Dzierżawcę Wydzierżawiającemu azotanu amonu (saletry amonowej) jako produktu rafinacji, a także dostawy przez Wydzierżawiającego kwasu azotowego oraz umowy odbioru ścieków oraz świadczenia przez Wydzierżawiającego innych usług („**Umowy Dostawy**");	(F)	The Parties also intend to conclude a cooperation agreement which will regulate their mutual relations at the stage of construction and operation of the Plant ("**Cooperation Agreement**"), and determine the way how the access road to the Property is going to be designed and constructed and the rules of how this road is going to be used, as well as a supply agreement concluded between the Parties for the relevant chemical reagents and utilities, including an agreement to supply ammonium nitrate by the Lessee to the Lessor, as a product of separation, as well as an agreement to supply nitric acid by the Lessor, and agreements for sewage collection and the provision of other services by the Lessor ("**Supply Agreements**");

(A) Dzierżawca zakończył działania związane z przeprowadzeniem badania prawnego, technicznego, technologicznego, środowiskowego („**Due Dilligence**") oraz wstępnego studium wykonalności. Po zawarciu niniejszej Umowy Dzierżawca rozpocznie działania związane ze sporządzeniem raportu z oceny oddziaływania inwestycji w postaci Rafinerii na środowisko („**Raport Środowiskowy**") oraz zamierza rozpocząć działania związane z dokończeniem studium wykonalności inwestycji w postaci Rafinerii („**Studium Wykonalności**");	(G) The Lessee has completed activities related to the conducting of the legal, technical, technological and environmental surveys ("**Due Diligence**"), and pre-feasibility study. The Lessee after this Agreement is signed shall commence an assessment on the impact of an investment in the form of a separation plant on the environment ("**Environmental Report**"), and undertake necessary actions aiming at completing feasibility study for the construction of the Plant (**"Feasibility Study")**;
STRONY UZGADNIAJĄ CO NASTĘPUJE:	**IN WITNESS WHEREOF, THE PARTIES AGREE THE FOLLOWING**:
1. Oświadczenia i Zapewnienia Obu Stron	**1. The Parties' mutual representations and warranties**
1.1. Każda ze Stron niniejszym oświadcza wobec drugiej Strony, że:	**1.1.** Each Party hereby declares to the other Party that:
1.1.1. jest w pełni umocowana do zawarcia Umowy i wykonywania swoich obowiązków z niej wynikających zgodnie z jej postanowieniami;	1.1.1. it is duly authorized to enter into the Agreement and perform the obligations arising therefrom, in accordance with its provisions;
1.1.2. Umowa stanowi zgodne z prawem, ważne i skuteczne zobowiązanie Strony, wykonalne zgodnie z jej postanowieniami;	1.1.2. the Agreement constitutes a legal, valid and effective obligation of the Party, enforceable in accordance with the provisions hereof;
1.1.3. podjęte zostały wszystkie niezbędne czynności i uchwały przez organy Stron w celu uzyskania zgody na zawarcie Umowy i wykonywanie przez Stronę obowiązków z niej wynikających, z zastrzeżeniem postanowień Punktu 5.4.	1.1.3. all necessary steps and resolutions have been taken by the corporate bodies of the Parties in order to obtain consent to the conclusion of the Agreement and the performance of the obligations arising therefrom by the Party, subject to the provisions of Clause 5.4.
1.1.4. zawarcie Umowy nie będzie:	1.1.4. The conclusion of the Agreement shall not:

	(a) naruszać żadnych postanowień jej statutu lub innych dokumentów założycielskich;		(a) violate any of the provisions of the Parties' articles of association or any other founding documents;
	(b) naruszać żadnej umowy, której jest stroną; oraz		(b) violate any agreement any of the Parties may be a party to; and
	(c) naruszać obowiązujących ją przepisów lub orzeczeń sądów oraz decyzji organów administracji publicznej.		(c) violate any provisions of law or court decisions that a party may be liable to, nor any decisions issued by public administration.
1.2.	Każda ze Stron zobowiązuje się, iż dołoży należytej staranności, aby jej oświadczenia i zapewnienia złożone w Punkcie 1.1 były zgodne ze stanem faktycznym nie tylko w dniu zawarcia Umowy, ale również przez cały okres obowiązywania Umowy.	**1.2.**	Each Party hereby undertakes to ensure with due diligence that its representations and declarations made in Clause 1.1 are consistent with the facts not only on the date of conclusion of the Agreement, but also for the entire duration of the Agreement.
2.	**Oświadczenia Wydzierżawiającego**	**2.**	**The Lessor's representations**
2.1.	Wydzierżawiający oświadcza, że jest użytkownikiem wieczystym niezabudowanej nieruchomości gruntowej stanowiącej działkę ewidencyjną o numerze [**] o powierzchni [**] położonej w miejscowości Wólka Gołębska, województwo lubelskie, powiat Puławy, gmina Puławy, obręb 27 – Wólka Gołębska, stanowiącej grunty orne, dla której Sąd Rejonowy w Puławach, V Wydział Ksiąg Wieczystych prowadzi księgę wieczystą nr [**] zwaną w dalszej części Umowy **„Nieruchomością"**.	**2.1.**	The Lessor declares that it holds a right of perpetual usufruct to the undeveloped property, a plot of land number [**] with area of [**] located in Wólka Gołębska, voivodeship of Lublin, county of Puławy, municipality of Puławy, cadastral district 27 – Wólka Gołębska, constituting arable land, for which District Court in Puławy, 5th Land and Mortgage Registry Department keeps land and mortgage register No [**] hereinafter referred to as the **„Property"**.
2.2.	Wydzierżawiający oświadcza, że zamierza oddać Dzierżawcy w dzierżawę część Nieruchomości o powierzchni [**] orientacyjnie zaznaczoną na mapie stanowiącej **Załącznik nr 2** kolorem żółtym. Teren przedmiotu dzierżawy zostanie ostatecznie określony, z uwzględnieniem Załącznika nr 2, w sporządzonym przez Wydzierżawiającego z udziałem Dzierżawcy, najpóźniej wraz ze sporządzeniem protokołu zdawczo – odbiorczego przekazania Nieruchomości, o którym mowa w Punkcie 4.2. Umowy, wyrysie geodezyjnym, który będzie stanowił integralną	**2.2.**	The Lessor declares that it shall lease the Lessee a part of the Property with an area of [**] and indicatively marked yellow on the map attached hereto as **Schedule 2**. The area of the property to be leased will be finally determined, with account of Schedule 2, in a geodetic extract to be made by the Lessor with the participation of the Lessee at the latest together with the takeover protocol as described in point 4.2. below, which said geodetic extract shall form an integral part of this Agreement (hereinafter referred to as the „**Leased Property**").

	część Umowy (dalej **„Przedmiot Dzierżawy"**).		
2.3.	Wydzierżawiający oświadcza, że:	**2.3.**	The Lessor represents that:
	2.3.1. Właścicielem Nieruchomości jest Skarb Państwa – Starosta Puławski;		2.3.1. the State Treasury – the Governor of the Puławy County (Starosta) is the owner of the Property;
	2.3.2. Wydzierżawiający nabył prawo użytkowania wieczystego do Nieruchomości na podstawie Umowy Sprzedaży zawartej dnia 14 grudnia 1999 r. z Instytutem Uprawy Nawożenia i Gleboznawstwa w Puławach, Repertorium A Nr 1511/99, której kopia stanowi **Załącznik nr** 6 do Umowy;		2.3.2. the Lessor acquired a perpetual usufruct right in the Property by virtue of a Sale Agreement dated 14 December 1999 concluded with Instytut Uprawy Nawożenia i Gleboznawstwa w Puławach, Repertorium A No 1511/99, a copy of which constitutes **Schedule no 6** to this Agreement;
	2.3.3. dla Nieruchomości został uchwalony miejscowy plan zagospodarowania przestrzennego Uchwałą Nr XVIII/89/2012 Rady Gminy Puławy z dnia 11 października 2012 r., który przewiduje, że Nieruchomość znajduje się w obrębie terenu oznaczonego symbolem „10 P, UN" – obiekty produkcyjne, składy i magazyny oraz usługi nauki, oraz zgodnie z przeznaczeniem, zasadami i warunkami zagospodarowania terenu określonymi w § 3 ust. 1 ww. miejscowego planu, teren oznaczony symbolem „10 P, UN" przeznaczono „pod rozwój kombinatu chemicznego" (Wydzierżawiającego).;		2.3.3. by virtue of Resolution No XVIII/89/2012 dated 11 October 2012 of the Municipal Council of Puławy, a Local Zoning Plan has been adopted for the Property. This Zoning Plan assigns the Property to the land marked as "10P, UN"- industrial property, warehouses and depots as well as educational services. According to the terms of the Local Zoning Plan , in particular its § 3 item 1 the Property marked as "10P, UN" is classified as qualified for "the development of the chemical complex of the Lessor".
	2.3.4. na dzień zawarcia niniejszej Umowy na Przedmiocie Dzierżawy nie są prowadzone żadne prace projektowe, inwestycyjne ani budowlane, w szczególności związane z wybudowaniem na Przedmiocie Dzierżawy obiektów elektroenergetyki;		2.3.4. as of the date of this Agreement no planning, investment or construction works, in particular none relating to the construction of power generation facilities, are currently being carried out on the Leased Property;

2.4.	Wydzierżawiający ponadto oświadcza, że:	**2.4.**	The Lessor further warrants that:
2.4.1.	Przedmiot Dzierżawy nie znajduje się w obszarze chronionym w rozumieniu ustawy z dnia 16 kwietnia 2004 o ochronie przyrody (tekst jednolity DZ.U.2020.55) z zastrzeżeniem, że Nieruchomość jest położona w obszarach korytarzy ekologicznych w rozumieniu w/w ustawy;	2.4.1.	the Leased Property is not located in a protected area within the meaning of the Law dated 16th April 2004 on nature protection (consolidated text DZ.U.2020.55), with the reservation that the Property is located in areas of ecological corridors within the meaning of the above-mentioned act;
2.4.2.	Przedmiot Dzierżawy będzie miał dostęp do drogi publicznej nieodpłatnie, z zastrzeżeniem, że Dzierżawca będzie partycypował w kosztach wybudowania i utrzymania drogi dojazdowej do Przedmiotu Dzierżawy, na warunkach określonych w Umowie Współpracy;	2.4.2.	the Leased Property shall have free access to a public road, provided that the Lessee shall participate in the construction and maintenance costs of the access road to the Leased Property, on conditions set forth in the Cooperation Agreement;
2.4.3.	Przedmiot Dzierżawy jest wolny od wszelkich długów i obciążeń, jak też praw i roszczeń osób trzecich oraz ograniczeń w rozporządzaniu;	2.4.3.	the Leased Property is free from any debts and encumbrances, as well as rights and claims of third parties and legal restrictions in regard to its disposal;
2.4.4.	Przedmiot Dzierżawy nie jest przedmiotem umów dzierżawy, najmu lub użyczenia, ani jakichkolwiek innych umów, na mocy których osoby trzecie uprawnione są do korzystania lub pobierania pożytków z Przedmiotu Dzierżawy lub jego części w jakiejkolwiek innej formie lub postaci;	2.4.4.	the Leased Property is not the subject of any lease, rental or any other kind of agreement under which third parties are entitled to use the Property or to receive benefits from the Leased Property or any of its parts, in any form or manner;
2.4.5.	Przedmiot Dzierżawy nie jest posiadany bez tytułu prawnego przez żadną osobę, dzierżony ani grzecznościowo udostępniany osobom trzecim; żadnemu podmiotowi nie przysługuje jakiekolwiek prawo pierwokupu Przedmiotu Dzierżawy;	2.4.5.	the Leased Property is not possessed or held without legal title by any person, nor made available to any third parties; no entity has any pre-emptive right in the Leased Property;

2.4.6.	w stosunku do Nieruchomości ani żadnej jej części nie toczą się postępowania: egzekucyjne, wywłaszczeniowe lub w sprawie scalenia lub podziału nieruchomości;	2.4.6.	none of the following proceedings are pending in relation to the Property or any part of it: enforcement, expropriation, or the consolidation or division of the property;
2.4.7.	nie istnieją żadne zaległości w płatnościach podatku od nieruchomości i innych opłat publicznoprawnych w odniesieniu do Nieruchomości;	2.4.7.	there are no outstanding payments of real estate tax or any other legal charges with respect to the Property;
2.4.8.	nie toczy się żadne postępowanie administracyjne lub sądowe w sprawie wzruszenia tytułu prawnego do Nieruchomości, a w szczególności postępowanie wynikające z roszczeń osób trzecich, ewentualnie postępowania wynikające z roszczeń reprywatyzacyjnych, jak również nie istnieją podstawy do wszczęcia jakiegokolwiek z postępowań wskazanych w niniejszym punkcie w stosunku do Nieruchomości;	2.4.8.	no administrative or court proceedings are pending in relation to the legal title to the Property, in particular proceedings resulting from third party claims or proceedings resulting from re-privatization claims, and there exist no grounds to initiate any such proceedings in relation to the Property, as indicated in this sub-clause;
2.4.9.	Przedmiot Dzierżawy nie ma widocznych ani ukrytych wad fizycznych lub prawnych z zastrzeżeniem, że Wydzierżawiający nie ponosi odpowiedzialności za warunki gruntowe Przedmiotu Dzierżawy i ich przydatność do celów wybudowania i prowadzenia Rafinerii;	2.4.9.	the Leased Property has no visible or hidden physical, environmental or legal defects, with the reservation that the Lessor is not responsible for the soil conditions of the Leased Property and their suitability for the construction and operation of the Plant;
2.4.10.	w stosunku do Wydzierżawiającego nie toczą się żadne postępowania oraz nie złożono wniosków, których skutkiem byłoby lub mogłoby być ujawnienie w księdze wieczystej ograniczonych praw rzeczowych na Nieruchomości, a także innych obciążeń, praw lub roszczeń osób trzecich, a w szczególności nie złożono wniosków o dokonanie wpisów do księgi wieczystej prowadzonej dla Nieruchomości, które nie zostały dotychczas	2.4.10.	no proceedings are pending in relation to the Lessor and no filings have been submitted which would or could result in the disclosure of limited rights in rem in the Property in the land and mortgage register, as well as in the disclosure of other charges, rights or claims of third parties, and in particular no applications for entry in the land and mortgage register kept for the Property have been submitted that have not yet appeared in the land and

	uwidocznione w księdze wieczystej lub w komputerowym dzienniku wniosków;		mortgage register itself or in the electronic log of the applications;
	2.4.11. w stosunku do Wydzierżawiającego nie toczą się żadne postępowania upadłościowe ani restrukturyzacyjne, ani też nie istnieją podstawy do wszczęcia tych postępowań;		2.4.11. there is no bankruptcy or restructuring proceedings pending in relation to the Lessor, and there exist no grounds to initiate such proceedings;
	2.4.12. Na dzień zawarcia Umowy Nieruchomość nie jest wpisana do rejestru zabytków ani nie jest objęta ochroną archeologiczną;		2.4.12. as at the date of this Agreement, the Property is not listed in the register of historical monuments and is not under archaeological protection;
	2.4.13. nie istnieje podstawa do zgłoszenia przez wierzycieli Wydzierżawiającego roszczeń o uznanie niniejszej Umowy za bezskuteczną w stosunku do nich na podstawie art. 527 Kodeksu cywilnego;		2.4.13. there is no basis for the Lessor's creditors to claim that this Agreement is ineffective in relation to them pursuant to Article 527 of the Polish Civil Code;
	2.4.14. Wydzierżawiający nie dokonał z osobami trzecimi żadnych czynności zobowiązujących ani rozporządzających dotyczących praw do Przedmiotu Dzierżawy ani żadnej jego części, ani nie zawierał umów przedwstępnych dotyczących zbycia lub obciążenia jakichkolwiek praw do Przedmiotu Dzierżawy ani żadnej jego części;		2.4.14. the Lessor has not undertaken any obligations or made other commitments with third parties, regarding the rights in the Leased Property or any part of it, and has not entered into any preliminary agreements regarding the sale or encumbrance of any rights in the Leased Property or any part thereof;
	2.4.15. według najlepszej wiedzy Wydzierżawiającego nie istnieją żadne przeszkody uniemożliwiające zawarcie niniejszej Umowy;		2.4.15. to the best knowledge of the Lessor, there are no other impediments to the conclusion of this Agreement;
	2.4.16. teren Przedmiotu Dzierżawy częściowo pokryty jest drzewami i krzewami (dalej „**Zadrzewienia**") i nie jest lasem w rozumieniu ustawy z dnia 28 września 1991 r. o lasach (tekst jednolity DZ.U.2020.1463).		2.4.16. the area of the Leased Property is partially covered with trees and shrubs (hereinafter referred to as "Trees") and is not a forest within the meaning of the Act of 28 September 1991 on forests (consolidated text DZ.U.2020.1463).
2.5.	Wydzierżawiający zobowiązuje się do zapewnienia Dzierżawcy przez cały czas	**2.5.**	For the entire duration of the Agreement, the Lessor undertakes to provide the Lessee with

	trwania Umowy nieodpłatnego, stałego i dogodnego dostępu do drogi publicznej, na warunkach określonych w Umowie Współpracy.		free, permanent and convenient access to the public road pursuant to the provisions of the Cooperation Agreement.
2.6.	Wydzierżawiający zobowiązuje się do zapewnienia Dzierżawcy na czas trwania budowy Rafinerii nie później niż od dnia rozpoczęcia budowy nieodpłatnego dostępu do Przedmiotu Dzierżawy, na warunkach określonych w Umowie Współpracy. Dzierżawca poinformuje Wydzierżawiającego o planowanym terminie rozpoczęcia budowy Rafinerii z 6-miesięcznym wyprzedzeniem.	**2.6.**	For the duration of the construction of the Plant and not later than by the date of commencement of construction, the Lessor undertakes to provide the Lessee with free access to the Leased Property, pursuant to the provisions of the Cooperation Agreement. The Lessee shall inform the Lessor about the planned date of commencement of construction with a 6-month advance notice period.
2.7.	Wydzierżawiający zobowiązuje się, iż żadnym swoim działaniem lub zaniechaniem nie będzie przeszkadzał, uniemożliwiał ani w żaden inny sposób i w jakimkolwiek stopniu utrudniał Dzierżawcy korzystanie z Przedmiotu Dzierżawy zgodnie z jego przeznaczeniem, na zasadach opisanych w Umowie.	**2.7.**	The Lessor undertakes that, by any action or omission, it will not disturb, prevent or in any other way hinder the Lessee's use of the Leased Property in accordance with its purpose, on the terms described in the Agreement.
3.	**Oświadczenia i zobowiązania Dzierżawcy**	**3.**	**The Lessee's representations and commitments**
3.1.	Dzierżawca oświadcza i zobowiązuje się, że:	**3.1.**	The Lessee hereby represents that:
	3.1.1. znany mu jest miejscowy plan zagospodarowania przestrzennego dla Nieruchomości, o którym mowa w Punkcie 2.3.3, oraz wynikające z niego warunki prowadzenia działalności na Nieruchomości i oświadcza, że według wiedzy posiadanej przez niego w dacie podpisania niniejszej Umowy plan ten nie stoi na przeszkodzie do jej zawarcia;		3.1.1. the provisions of the local zoning plan for the Property, referred to in Clause 2.3.3 are known to the Lessee, including the conditions for carrying out activity on the Property and further to the knowledge it has at the date of signing of this Agreement such zoning plan shall not hinder such signing;
	3.1.2. w obrębie Przedmiotu Dzierżawy, zamierza wybudować Rafinerię z zastrzeżeniem Warunków Rozwiązujących, o których mowa w Punkcie 5.4;		3.1.2. within the Leased Property, the Lessee intends to build a Plant subject to the Conditions Subsequent referred to in Clause 5.4;
	3.1.3. budowa Rafinerii i działalność polegająca na jej eksploatacji będą		3.1.3. the construction of the Plant and the activities involving its operation will

	prowadzone zgodnie z Pozwoleniem, innymi wymaganymi zgodnie z prawem decyzjami i pozwoleniami oraz z obowiązującymi przepisami prawa, w szczególności w zakresie bezpieczeństwa, ochrony przeciwpożarowej i ochrony środowiska;		be carried out in accordance with the Permit, other decisions and permits required by law, and with applicable law, in particular those related to security, fire protection and environmental protection;
3.1.4.	plany wybudowania Rafinerii oparte są na założeniu, że Dzierżawca będzie nabywał od Wydzierżawiającego związki chemiczne i media niezbędne do funkcjonowania Rafinerii, a Wydzierżawiający będzie odbierał od Dzierżawcy azotan amonu (saletrę amonową) będący produktem Rafinerii, ścieki powstające w Rafinerii oraz świadczył Dzierżawcy inne usługi, po cenach, w ilościach i specyfikacji szczegółowo określonych w Umowach Dostawy i Umowie Współpracy;	3.1.4.	the plans to construct the Plant are based on the assumption that the Lessee will purchase from the Lessor reagents and utilities necessary for the operation of the Plant, and the Lessor will buy from the Lessee ammonium nitrate produced by the Plant, and will collect sewage generated in the Plant, and provide the Lessee with other services, at prices, in quantities and specifications provided for in detail in the Supply Agreements and the Cooperation Agreement;
3.1.5.	działalność Rafinerii jest całkowicie uzależniona od umożliwienia swobodnego dostępu do Przedmiotu Dzierżawy pojazdom kołowym stanowiącym własność Dzierżawcy lub podmiotów z nim kooperujących, w ilości umożliwiającej zaopatrzenie rafinerii w co najmniej 30000 ton rocznie materiałów niezbędnych do produkcji metali zgodnie z przeznaczeniem rafinerii, opisanym w Załączniku nr 1, a taki dojazd zostanie zapewniony przez Wydzierżawiającego na zasadach określonych Umowie Współpracy;	3.1.5.	the operation of the Plant is fully reliant on convenient access to the Leased Property by wheeled vehicles owned by the Lessee or its suppliers and customers, in the volume that would enable to annually supply the separation plant with no less than 30000 tons of materials required to produce rare earth elements, in accordance with the separation plant profile, as described in Schedule 1, and such access will be guaranteed by the Lessor on the terms specified in the Cooperation Agreement;
3.1.6.	Dzierżawca przekaże Wydzierżawiającemu wykonany przez siebie Raport Środowiskowy niezwłocznie, nie później jednak niż w terminie 30 dni roboczych od jego wykonania, oraz informacje dotyczące technicznych i technologicznych powiązań Rafinerii z instalacjami Wydzierżawiającego, niezbędne Wydzierżawiającemu w celu dokonania oceny oddziaływania	3.1.6.	the Lessee shall provide the Lessor with the Environmental Report made by the Lessee, immediately, but not later than 30 working days from its completion, as well as the information relating to the technical and technological connections of the Plant with the Lessor's installations, which is necessary for the Lessor to assess the impact of the Plant on the property held by the Lessor, as well as to

	Rafinerii na tereny należące do Wydzierżawiającego oraz wykonania analiz technicznych dotyczących połączenia Rafinerii z instalacjami Wydzierżawiającego, niezwłocznie, nie później jednak niż w terminie 30 dni roboczych od sporządzenia Studium Wykonalności;		perform technical analysis regarding the connection of the Plant to the Lessor's installations, immediately, but not later than within 30 working days from the completion of the Feasibility Study;
3.1.7.	w stosunku do Dzierżawcy nie toczą się żadne postępowania upadłościowe ani restrukturyzacyjne, ani też nie istnieją podstawy do wszczęcia tych postępowań.	3.1.7.	there are no bankruptcy or restructuring proceedings pending in relation to the Lessor, and there exist no grounds to initiate such proceedings;
3.1.8.	prowadzona przez Dzierżawcę na Przedmiocie Dzierżawy działalność będzie zgodna z celem prawa użytkowania wieczystego ustanowionego dla Przedmiotu Dzierżawy, a na wypadek gdyby zaistniała potrzeba zmiany tego celu na taki, który byłby zgodny z prowadzoną przez Dzierżawcę działalnością, poniesie koszty takiej zmiany. Wydzierżawiający zobowiązuje się, że bez akceptacji Dzierżawcy nie wyrazi zgody na zmianę celu prawa użytkowania wieczystego.	3.1.8.	the Lessee's operations effected on the Property will be congruent with the purpose of the perpetual usufruct right established for that Property and in case the need for a change of such purpose arises it will cover the costs of such a change. The Lessor undertakes that without the Lessee's approval it will not consent to the change of the purpose of the perpetual usufruct right.
3.2.	Dzierżawca oświadcza, iż znany jest mu profil działalności Wydzierżawiającego, związany z powstającymi w wyniku tej działalności emisjami gazów i pyłów oraz emisjami hałasu, w rozumieniu przepisów ustawy z dnia 27 kwietnia 2001r. Prawo ochrony środowiska albo przepisów zastępujących tę ustawę, określonymi w szczególności w wydanym dla Wydzierżawiającego pozwoleniu zintegrowanym przekazanym Dzierżawcy. Przez oddziaływania środowiskowe Wydzierżawiającego Strony rozumieją również oddziaływania innych podmiotów prawnych prowadzących działalność gospodarczą na terenie należącym do Wydzierżawiającego.	**3.2.**	The Lessee declares that it has acquainted itself with the Lessor's activity in relation to the gas and dust emissions as well as noise emissions, resulting from the Lessor activity, within the meaning of provisions of the Act of 27th April 2001 Environmental protection law, or regulations superseding this act, in particular the emissions specified in the integrated permit issued for the Lessor and disclosed to the Lessee. By the environmental impact of the Lessor, the Parties also understand the impact of other legal entities conducting business activity within the area held by the Lessor.
3.3.	Dzierżawca zważywszy na fakt, iż nie jest możliwe w praktyce wykazanie, na Przedmiocie Dzierżawy, zasięgu oddziaływań	**3.3.**	Considering the fact that, in relation to the Leased Property, there are no practical means that would make it possible to establish the

	poszczególnych instalacji Wydzierżawiającego na środowisko w zakresie emisji gazów i pyłów do powietrza, emisji hałasu oraz wytwarzania pól elektromagnetycznych, w kontekście obowiązku dotrzymywania standardów jakości środowiska poza terenami, do których powodujący emisję z instalacji ma tytuł prawny (art. 144 ust. 2 ustawy Prawo ochrony środowiska), wyraża zgodę na przekraczanie na Przedmiocie Dzierżawy dopuszczalnych norm jakości środowiska, powstające wskutek wskazanych powyżej emisji dokonywanych przez instalacje Wydzierżawiającego i zobowiązuje się znosić (tolerować) oddziaływania środowiskowe Wydzierżawiającego.		extent of environmental impact of each of the installations of the Lessor, relating to gas and dust emissions into the atmosphere, or noise emissions and electromagnetic fields generation, in the context of the obligation to comply with environmental quality standards beyond the area covered with the legal title held by the entity generating the emissions (Article 144 (2) of the Environmental Protection Act), the Lessee, agrees to exceed the permissible environmental quality standards on the Leased Property, as a result of the above-mentioned emissions generated by the Lessor's installations and the Lessee undertakes to bear (tolerate) environmental impact of the Lessor.
3.4.	Dzierżawca mając na uwadze ustalenia, o których mowa Punkcie 3.3 ustanawia tytuł prawny dla Wydzierżawiającego na oddanym mu w dzierżawę Przedmiocie Dzierżawy w zakresie możliwości powodowania na nim przekroczeń standardów jakości środowiska powodowanych emisją gazów i pyłów do powietrza oraz emisją hałasu z instalacji będących we władaniu Wydzierżawiającego.	**3.4.**	With regard to the provisions referred to in Clause 3.3, the Lessee hereby establishes the legal title for the Lessor on the Leased Property, with respect to the possibility of exceeding of the environmental quality standards due to the emissions of gases and dust into the air and noise generated by the installations held by the Lessor.
3.5.	Dzierżawca dołoży należytej staranności celem stosowania w prowadzonej działalności gospodarczej technologii i rozwiązań technicznych w rozsądnym zakresie ograniczających zagrożenia lub uciążliwości dla środowiska oraz podejmowania działań mających na celu ograniczanie oddziaływania na środowisko wyłącznie do terenu Przedmiotu Dzierżawy.	**3.5.**	With due diligence, the Lessee, in his business activity, shall apply technologies and technical solutions that would limit threats or nuisance to the environment to a reasonable extent and take measures to confine the environmental impact only to the area of the Leased Property.
3.6.	Jeżeli oddziaływania środowiskowe Dzierżawcy w zakresie emisji gazów i pyłów do powietrza, emisji hałasu oraz wytwarzania pól elektromagnetycznych nie będą mogły być ograniczone do terenu Przedmiotu Dzierżawy, Wydzierżawiający w kontekście obowiązku dotrzymywania standardów jakości środowiska poza terenami, do których powodujący emisję z instalacji ma tytuł prawny (art. 144 ust. 2 ustawy Prawo ochrony środowiska), wyraża zgodę na przekraczanie na swoich nieruchomościach dopuszczalnych norm jakości środowiska, powstające wskutek	**3.6.**	If the environmental impact of the Lessee in terms of gas and dust emissions into the air, noise emissions and the generation of electromagnetic fields cannot be limited to the area of the Leased Property, in the context of the obligation to comply with environmental quality standards beyond the area covered with the legal title held by the entity generating the emissions (Article 144, Section 2 of the Environmental Protection Act), the Lessor agrees to exceed the permissible environmental quality standards on its real estate, resulting from the above emissions generated by the

	wskazanych powyżej emisji dokonywanych przez instalacje Dzierżawcy i zobowiązuje się do ich znoszenia (tolerowania) wyłącznie w przypadku, jeżeli ich wielkość i rodzaj będą ograniczone do terenów, co do których Wydzierżawiającemu przysługuje tytuł prawny oraz nie będą one pociągały za sobą konieczności zmiany pozwolenia zintegrowanego wydanego Wydzierżawiającemu, o którym mowa w Punkcie 3.2 lub pociągały Wydzierżawiającego do dodatkowych kosztów lub wydatków związanych z wymogami ochrony środowiska (dopuszczalne oddziaływania środowiskowe).		Lessee's installations. The Lessor further undertakes to bear (tolerate) the emissions referred to above, provided that their volume and the type will be limited to the area covered with the legal title held by the Lessor and that the emissions shall not entail the requirement to change the integrated permit issued to the Lessor, referred to in Clause 3.2 or to make the Lessor liable to bear any additional costs or expenses related to environmental protection requirements (permissible environmental impact).
3.7.	W przypadku wszczęcia postępowania administracyjnego w zakresie ochrony środowiska Strony Umowy są uprawnione do korzystania z uzgodnień będących treścią Umowy, w zakresie dowodu na posiadanie tytułu prawnego do nieruchomości, umożliwiającego emisję gazów lub pyłów do powietrza, a także emisję hałasu, w sposób naruszający standardy jakości środowiska na nieruchomościach będących we władaniu którejkolwiek ze Stron.	**3.7.**	In case administrative proceedings is initiated in relation to the environmental protection, the Parties are entitled to refer to the arrangements included in the Agreement, to confirm the legal title to the property, allowing for the emissions of gases or dust into the air, as well as noise emissions, to an extent violating the environmental quality standards on the real estate held by either of the Parties.
3.8.	Niezależnie od postanowień Punktów 3.2 do 3.7 Strony Umowy zobowiązują się, że na terenach oddanych w ich władanie stężenia w powietrzu emitowanych zanieczyszczeń nie będą przekraczały dopuszczalnych norm stężeń stanowiskowych, a emisja do środowiska dokonywana przez Strony nie będzie powodować przekroczeń dopuszczalnych norm stanowiskowych.	**3.8.**	Notwithstanding the provisions included in Clauses 3.2 to 3.7, the Parties undertake that within the area held by them, the concentrations of pollutants in the air will not exceed the permissible workplace concentration standards, and that the emissions into the environment by the Parties will not exceed the permissible workplace standards.
3.9.	Dzierżawca oświadcza, że jest mu znany stan faktyczny i prawny Nieruchomości, w zakresie opisanym i przedstawionym przez Wydzierżawiającego i nie wnosi do niego zastrzeżeń.	**3.9.**	The Lessee declares that the actual and legal status of the Property is known to him, to the extent described and represented by the Lessor, and he does not raise any objections to that status
4.	**Dzierżawa**	**4.**	**The Lease**
4.1.	Na zasadach określonych w niniejszej Umowie Wydzierżawiający oddaje Dzierżawcy w dzierżawę Przedmiot Dzierżawy, w celu wybudowania i eksploatacji Rafinerii oraz	**4.1.**	Under the terms of this Agreement, the Lessor shall lease to the Lessee the Leased Property, in order to construct and operate the Plant and to use and derive benefits from the Leased

	pobierania z niej pożytków, a Dzierżawca zobowiązuje się płacić Wydzierżawiającemu Czynsz określony w Punkcie 9.		Property, and the Lessee undertakes to pay the Lessor the Rent specified in Clause 9.
4.2.	Przekazanie Przedmiotu Dzierżawy nastąpi nie później niż w ciągu 30 dni od Dnia Wejścia w Życie zgodnie z Punktem 5.3 w oparciu o podpisany przez obie Strony protokół zdawczo – odbiorczy.	**4.2.**	The Leased Property will be handed over to the Lessee no later than 30 days from the Effective Date pursuant to Clause 5.3 below, based on the handover protocol signed by both Parties.
4.3.	Dzierżawca zobowiązuje się do wykonania na swój koszt, przed przekazaniem Przedmiotu Dzierżawy, raportu początkowego o stanie zanieczyszczenia gleby, ziemi i wód gruntowych substancjami sporządzonego dla Przedmiotu Dzierżawy zgodnie wymogami prawa, w tym Rozporządzenia z dnia 1 września 2016 r. (Dz.U.2016.1395) w sprawie sposobu prowadzenia oceny zanieczyszczenia powierzchni ziemi („Raport początkowy"), wg. stanu sprzed przekazania Przedmiotu Dzierżawy, który będzie stanowił załącznik do protokołu zdawczo – odbiorczego, o którym mowa w Punkcie 4.2. Powyższy raport będzie stanowił podstawę do oceny wykonania przez Dzierżawcę obowiązków związanych ze zwrotem Przedmiotu Dzierżawy i likwidacją działalności określonych w Punkcie 1.11.7 Umowy.	**4.3.**	Prior to the handover of the Leased Property, in relation to the Leased Property, the Lessee undertakes to complete at his own expense an initial report on the soil, ground and ground-water contamination for the Leased Property, in accordance with legal requirements, including Regulation of Minister of the Environment of 1 September 2016 on the method of conducting assessment of ground surface pollution (DZ.U.2016.1395) (the "Initial Report"), which would reflect the status prior to the handover of the Leased Property and the survey will constitute a schedule to the handover protocol referred to in Section 4.2. The above report will be the basis for the assessment of fulfilment by the Lessee of the obligations related to the return of the Leased Property and the liquidation of the activities specified in Clause 11.7 of the Agreement.
4.4.	Dzierżawca zobowiązuje się do utrzymania na własny koszt Przedmiotu Dzierżawy w taki sposób, aby jego poszczególne składniki nie uległy pogorszeniu.	**4.4.**	The Lessee undertakes to maintain, at its own expense, the Leased Property in such a way that its individual components do not deteriorate.
4.5.	Wydzierżawiający wyraża zgodę na wybudowanie przez Dzierżawcę na Przedmiocie Dzierżawy Rafinerii z zastrzeżeniem, że wszelkie budynki i instalacje zbudowane lub posadowione przez Dzierżawcę na Przedmiocie Dzierżawy muszą być zgodne z odpowiednimi zezwoleniami na budowę, przepisami budowlanymi, przepisami ochrony środowiska. Dokumentacja budowlana i wymagane prawem decyzje administracyjne zostaną udostępnione przez Dzierżawcę Wydzierżawiającemu. W okresie obowiązywania Umowy Dzierżawca w ramach obowiązującego prawa i postanowień Umowy może używać, modyfikować, ulepszać,	**4.5.**	The Lessor agrees for the Lessee to construct the Plant on the Leased Property by the Lessee, provided that all buildings and installations built or founded by the Lessee on the Leased Property comply with applicable construction permits and building regulations and environmental protection regulations. Construction documentation and legally required administrative decisions will be made available to the Lessor by the Lessee. During the term of the Agreement, the Lessee, within the applicable law and provisions of the Agreement, may use, modify, improve, move and change the buildings and installations erected by the Lessee.

	przemieszczać i zmieniać zbudowane przez siebie budynki i instalacje.		
4.6.	W celu uzyskania przez Dzierżawcę wymaganych zgód i zezwoleń koniecznych do wybudowania, uruchomienia i prowadzenia Rafinerii, Wydzierżawiający zobowiązuje się do współpracy z Dzierżawcą w tym zakresie bez zbędnej zwłoki. Strony zgodnie oświadczają, iż w ramach niniejszej Umowy Dzierżawca jest uprawniony do dysponowania Przedmiotem Dzierżawy na cele budowlane w rozumieniu art. 3 pkt. 11 Ustawy z dnia 7 lipca 1994 roku Prawo budowlane (tekst jednolity Dz.U.2024.725 z późn. zm.) („**Prawo Budowlane**"), w zakresie związanym z budową Rafinerii.	**4.6.**	In order for the Lessee to obtain the required permits necessary to construct, commission and operate the Plant, the Lessor undertakes to cooperate with the Lessee in this respect, as may be required, without undue delay. The Parties agree that under this Agreement, the Lessee, within the scope related to the construction of the Plant, is entitled to use the Leased Property for construction purposes within the meaning of Article 3 section 11 of the Act on Construction Law dated 7 July 1994, (consolidated text Dz.U.2024.725, as amended) ("**Construction Law**"),
4.7.	W przypadku zaistnienia takiej potrzeby, w toku stosownego postępowania przed właściwymi organami, Wydzierżawiający zobowiązuje się udzielić Dzierżawcy racjonalnej pomocy niezbędnej do uzyskania przez Dzierżawcę Pozwolenia oraz wszelkich innych pozwoleń wymaganych przepisami prawa w procesie budowy i eksploatacji Rafinerii.	**4.7.**	If required, in the course of the appropriate proceedings before the competent authorities, the Lessor undertakes to provide reasonable assistance to the Lessee necessary for the Lessee to obtain the Permit or any other permits as may be required by law during the construction and operation of the Plant.
4.8.	Działalność Rafinerii Dzierżawca będzie prowadził na własny koszt, ryzyko i odpowiedzialność. Dzierżawca zobowiązuje się w przypadku wystąpienia osób trzecich z roszczeniami wobec Wydzierżawiającego związanymi z tą działalnością, zwolnić Wydzierżawiającego z takiej odpowiedzialności lub pokryć wartość szkody, jaką z tego tytułu Wydzierżawiający poniesie z wyłączeniem przypadków, gdy taka odpowiedzialność Wydzierżawiającego wynikać będzie z bezwzględnie obowiązujących przepisów prawa lub jego winy.	**4.8.**	The operation of the Plant will be carried out by the Lessee at its own expense, risk and responsibility. In the event of any third-party claims against the Lessor, related to the operation of the Plant, the Lessee undertakes to hold the Lessor harmless and indemnify from and against such liability or cover the damage that the Lessor will incur in this respect, except for cases where such liability of the Lessor will be the result of mandatory provisions of law or the Lessor's fault.
4.9.	Dzierżawca zobowiązany jest do utrzymania Przedmiotu Dzierżawy we właściwym stanie sanitarnym i technicznym.	**4.9.**	The Lessee undertakes to maintain the Leased Property in proper sanitary and technical condition.
4.10.	Wydzierżawiający będzie odbierał ścieki z Rafinerii na warunkach określonych w	**4.10.**	The Lessor will collect sewage from the Plant on the terms provided for in the Supply

	Umowach Dostawy. Odbiór ścieków nie będzie obejmował wytworzonych w Rafinerii ścieków przemysłowych niespełniających parametrów wynikających z Umów Dostawy, które Dzierżawca zobowiązuje się wywozić poza Przedmiot Dzierżawy i teren należący do Wydzierżawiającego, we własnym zakresie i na swój koszt, zgodnie z obowiązującymi przepisami prawa. Dzierżawca zobowiązany jest do gospodarowania wytworzonymi na terenie Rafinerii odpadami, które zobowiązuje się wywozić poza Przedmiot Dzierżawy i teren należący do Wydzierżawiającego, we własnym zakresie i na swój koszt, zgodnie z obowiązującymi przepisami prawa.		Agreements. The collection of wastewaters will not include industrial wastewater generated at the Plant, which does not meet the parameters provided for in the Supply Agreements and the management of waste generated at the Plant, which industrial waste the Lessee undertakes to transport beyond the Leased Property and the area held by the Lessor, by its own means and expense, in accordance with the applicable law. The Lessee shall manage other industrial waste generated at the Plant and undertakes to transport it beyond the Leased Property and the area held by the Lessor, by its own means and expense, in accordance with the applicable law
4.11.	Dzierżawca zobowiązany jest do zachowania dopuszczalnych norm i wskaźników zanieczyszczeń, określonych w decyzjach lub pozwoleniach wydanych zgodnie z wymogami prawa środowiskowego dla Rafinerii, w tym w szczególności we wszelkich ściekach odprowadzanych do instalacji Wydzierżawiającego na podstawie Umów Dostawy i ponosi pełną odpowiedzialność za niedotrzymanie wymaganych wartości w/w wskaźników zanieczyszczeń.	**4.11.**	The Lessee undertakes to maintain the permissible standards and pollution indicators specified in the decisions or permits issued in accordance with the provisions of the environmental law for the Plant, in particular those in all sewage discharged to the Lessor's installations under the Supply Agreements. The Lessee will bear full responsibility for any failure to comply with the required standards of the pollution indicators.
4.12.	Dzierżawca zobowiązany jest na własny koszt ubezpieczyć Przedmiot Dzierżawy wraz z Rafinerią i utrzymywać takie ubezpieczenia przez cały czas trwania Umowy, z sumą ubezpieczenia adekwatną do skali prowadzonej działalności Dzierżawcy oraz związanych z nią ryzyk, uzgodnioną z Wydzierżawiającym. Ubezpieczenie Przedmiotu Dzierżawy winno obejmować co najmniej następujące ryzyka: od ognia i innych żywiołów, kradzieży, awarii i szkód środowiskowych oraz w zakresie odpowiedzialności cywilnej. Dzierżawca zobowiązuje się każdorazowo doręczyć Wydzierżawiającemu kopię aktualnej polisy ubezpieczeniowej, a na wypadek nie wykonania tego zobowiązania przez Dzierżawcę Wydzierżawiający będzie uprawniony do ubezpieczenia Przedmiotu Dzierżawy wraz Rafinerią w zakresie opisanym wyżej, na koszt Dzierżawcy. Dzierżawca zobowiązuje się zwrócić Wydzierżawiającemu koszty takiego ubezpieczenia w terminie 14 dni od pisemnego wezwania do ich zwrotu.	**4.12.**	The Lessee undertakes to insure the Leased Property together with the Plant at the Lessee's own expense and maintain the insurance for the duration of the Agreement with the insurance premium coherent with the scale of Lessee's operations and the risks pertaining to it, such premium to be agreed with the Lessor. The scope of insurance of the Leased Property will at least cover the following risks: fire and other elements, theft and robbery, breakdown and environmental damage, as well as civil liability. The Lessee undertakes to provide the Lessor with a copy of the current insurance policy and if the Lessee fails to do so the Lessor will have a right to insure the Leased Property together with the Plant from risks described above at Lessee's expense. The Lessee commits to reimburse the Lessor with the costs of the insurance within 14 days from the written request sent by the Lessor.

4.13.	Strony dopuszczają potencjalną konieczność rozszerzenia działalności przedsiębiorstwa Dzierżawcy na Przedmiocie Dzierżawy wykraczające poza rafinację metali ziem rzadkich (np. farma fotowoltaiczna). Takie rozszerzenie zostanie uzgodnione w aneksie do niniejszej Umowy. Wydzierżawiający przyznaje Dzierżawcy prawo do umieszczania i instalowania na Przedmiocie Dzierżawy szyldów i znaków reklamowych oraz innych nośników reklam i informacji dotyczących działalności Dzierżawcy.	**4.13.**	The Parties acknowledge a potential necessity to extend the scope of the operation of the Plant on the Leased Property in the future beyond the rare earth element separation activity (e.g. photovoltaic farm). Such extension shall be agreed in an annex to this Agreement. The Lessor grants the Lessee the right to place and install on the Leased Property any billboards and signage, as well as other advertising and publicity media corresponding to the Lessee's activities.
4.14.	Wydzierżawiający zobowiązuje się przez cały okres obowiązywania Umowy:	**4.14.**	For the entire duration of the Agreement, the Lessor undertakes:
	4.14.1. do niezbywania, nieobciążania Przedmiotu Dzierżawy jakimikolwiek prawami osób trzecich oraz nieoddawania jej do korzystania lub używania osobom trzecim – chyba że za zgodą Dzierżawcy, oraz		4.14.1. not to dispose of and not to encumber the Leased Property with any rights of third parties and not to re-lease the Leased Property to derive benefits or enable use by any third parties - unless the Lessee consents to it, and:
	4.14.2. do zapewnienia, aby w stosunku do Przedmiotu Dzierżawy nie były kierowane roszczenia osób trzecich wynikające z zapewnień Wydzierżawiającego wymienionych w Punktach 2.4.3, 2.4.4, 2.4.5 i 2.4.14 bądź z innych tytułów oraz aby nie były w stosunku do Przedmiotu Dzierżawy wszczynane postępowania sądowe bądź egzekucyjne.		4.14.2. to ensure that no third-party claims are brought against the Leased Property, arising out of the Lessor's representations included in Clauses 2.4.3, 2.4.4, 2.4.5 and 2.4.14 or any other titles, and that no court or enforcement proceedings are initiated against the Leased Property.
4.15.	W przypadku, gdy po dniu zawarcia niniejszej Umowy Wydzierżawiający naruszy którekolwiek ze zobowiązań określonych w Punkcie 4.14.1, Wydzierżawiający będzie zobowiązany do zapłaty Dzierżawcy kary umownej w wysokości [**] za każdy przypadek naruszenia. Kara umowna będzie płatna na rachunek bankowy wskazany przez Dzierżawcę w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Wydzierżawiającego. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej.	**4.15**	If, after the conclusion of this Agreement, the Lessor violates any of the obligations set forth in Clause 4.14.1, the Lessor will be obliged to pay the Lessee a contractual penalty in the amount of [**] for each case of violation. The contractual penalty will be payable to the bank account indicated by the Lessee in the notice for payment, within 30 days from the receipt by the Lessor of the notice for payment. The notice should specify the legal and practical grounds for the breach and be in a written form.

4.16.	W przypadku, gdy po dniu zawarcia niniejszej Umowy, jakakolwiek osoba trzecia wystąpi do Dzierżawcy z roszczeniami wynikającymi z zapewnień Wydzierżawiającego wymienionych w Punktach 2.4.3, 2.4.4, 2.4.5 i 2.4.14 bądź z innych tytułów dotyczących prawa do niezakłóconego używania Przedmiotu Dzierżawy przez Dzierżawcę, Wydzierżawiający na swój koszt podejmie się obrony takiego prawa Dzierżawcy i zwolni Dzierżawcę od wszelkiej odpowiedzialności, zobowiązań, kosztów, strat lub wydatków wynikających z takich roszczeń osób trzecich, a jeżeli na skutek takich roszczeń Dzierżawca utraci lub będzie miał istotnie ograniczone prawo do niezakłóconego używania Przedmiotu Dzierżawy lub eksploatacji Rafinerii, Wydzierżawiający będzie zobowiązany do zapłaty Dzierżawcy kary umownej w wysokości [**] Kara umowna będzie płatna na rachunek bankowy wskazany przez Dzierżawcę w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Wydzierżawiającego. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej.	**4.16**	If, after the conclusion of this Agreement, any third party issues any claims against the Lessee, in relation to the representations of the Lessor referred to in Clauses 2.4.3, 2.4.4, 2.4.5 and 2.4.14 or claims based on other titles referring to the right of undisturbed use of the Leased Property by the Lessee, the Lessor, at its own expense shall defend such right of the Lessee and shall relieve the Lessee from any liability, obligations, costs, losses or expenses resulting from such claims of third parties, and should the Lessor's right to undisturbed use of the Leased Property or operation of the Plant be lost or significantly limited as a result of such claims by third parties, the Lessor will be obliged to pay the Lessee a contractual penalty in the amount of [**] The contractual penalty will be payable to the bank account indicated by the Lessee in the notice for payment, within 30 days from the receipt by the Lessor of the notice for payment. The notice should specify the legal and practical grounds for the breach and be in a written form.
4.17.	W przypadku gdy Dzierżawca dokona, z naruszeniem postanowień Umowy, zmiany sposobu wykorzystania Przedmiotu Dzierżawy, z zastrzeżeniem Punktu 4.13, Dzierżawca będzie zobowiązany do zapłaty Wydzierżawiającemu kary umownej w wysokości [**] za każdy przypadek naruszenia. Kara umowna będzie płatna na rachunek bankowy wskazany przez Wydzierżawiającego w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Dzierżawcę. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej.	**4.17**	If the Lessee changes the intended use of the Leased Property, in breach of this Agreement, save as provided in Clause 4.13, the Lessee will be obliged to pay the Lessor a contractual penalty in the amount of [**] for each instance of such breach. The contractual penalty will be payable to the bank account indicated by the Lessor in the notice for payment, within 30 days from the receipt by the Lessee of the notice for payment. The notice should specify the legal and practical grounds for the breach and be in a written form.
4.18.	Wydzierżawiający i Dzierżawca mogą przystąpić w każdym czasie do prowadzenia w dobrej wierze rokowań mających na celu zawarcie umowy sprzedaży prawa użytkowania	**4.18**	The Lessor and the Lessee may undertake at any time to negotiate in good faith the sale and purchase agreement of the right of perpetual usufruct of the Leased Property ("**Sale and**

	wieczystego Przedmiotu Dzierżawy („**Umowa Sprzedaży**") na warunkach rynkowych.		**Purchase Agreement**"), based on the market conditions prevailing at the time.
5.	**Okres Dzierżawy i Dzień Wejścia w Życie**	**5.**	**The Lease Period and the Effective Date**
5.1.	Umowa zostaje zawarta na czas oznaczony 30 lat począwszy od Dnia Wejścia w Życie określonego w Punkcie 5.3 (**„Początkowy Okres Dzierżawy"**).	**5.1.**	The Agreement is concluded for an initial period of 30 years starting from the Effective Date defined in Clause 5.3 below (the "**Initial Lease Period**").
5.2.	Z zastrzeżeniem postanowień Punktu 12, po upływie Początkowego Okresu Dzierżawy niniejsza Umowa nadal będzie obowiązywać Strony i będzie uważana za zawartą na czas nieokreślony.	**5.2.**	Subject to the provisions referred to in Clause 12, after the lapse of the Initial Lease Period, this Agreement shall continue and shall be deemed to be concluded for the indefinite period of time.
5.3.	Niniejsza Umowa wchodzi w życie pod warunkiem ziszczenia się, w terminie do dnia 31 stycznia 2025 roku (lub późniejszej daty uzgodnionej przez Strony na piśmie), wszystkich warunków zawieszających („**Warunki Zawieszające**") określonych w Punkcie 5.4 („Dzień Wejścia w Życie"). Po Dniu Wejścia w Życie jeżeli do dnia 31 grudnia 2030 roku (lub późniejszej daty uzgodnionej przez Strony na piśmie), wystąpią niektóre bądź wszystkie zdarzenia określone w pkt. 5.5. („**Warunki Rozwiązujące**") Umowa wygaśnie z upływem terminu ustalonego zgodnie z Punktem 5.12.	**5.3.**	This agreement shall enter into force provided that by January 31st, 2025, (or a later date agreed by the parties in writing), all conditions precedent ("Conditions Precedent") specified in section 5.4 ("Effective Date") have been satisfied. After Effective Date if by the 31st December 3030 (or a later date agreed by the Parties in writing), some or all of the events occur specified in point 5.5. ("Conditions Subsequent") this Agreement shall terminate upon expiry of the date set in accordance with Section 5.12.
5.4.	Warunki Zawieszające są następujące:	**5.4.**	The Conditions Precedent are as follows:
	5.4.1. Wydzierżawiający uzyska zgodę swojej Rady Nadzorczej a Dzierżawca swojej Rady Dyrektorów na zawarcie Umowy; oraz		5.4.1. Lessor obtains the consent from its Supervisory Board and the Lessee obtains the consent from its Board of Directors for entering into this Agreement; and
	5.4.2. następujące banki i instytucje finansowe - tj. Powszechną Kasę Oszczędności Bank Polski S.A., Bank Gospodarstwa Krajowego, ING Bank Śląski S.A., Santander Bank Polska S.A., Caixabank S.A. Oddział w Polsce, BNP Paribas Faktoring sp. z o.o., ING Commercial Finance Polska S.A., Pekao Faktoring sp. z o.o., BNP Paribas Bank Polska S.A., Santander Factoring sp. z o.o., Banco Santander S.A. Oddział we Frankfurcie,		5.4.2. The following banks grant their consent to the Lessor to commit not to encumber the Lease Property as per Clause 4.14.1 of this Agreement : Powszechna Kasa Oszczędności Bank Polski S.A., Bank Gospodarstwa Krajowego, ING Bank Śląski S.A., Santander Bank Polska S.A., Caixabank S.A. Oddział w Polsce, BNP Paribas Faktoring sp. z o.o., ING Commercial Finance Polska S.A., Pekao Faktoring sp. z

	Europejski Bank Odbudowy i Rozwoju oraz Europejski Bank Inwestycyjny wyrażą zgodę Wydzierżawiającemu na nieobciążanie Przedmiotu Dzierżawy jakimikolwiek prawami osób trzecich zgodnie z Punktem 4.14.1 Umowy.		o.o., BNP Paribas Bank Polska S.A., Santander Factoring sp. z o.o., Banco Santander S.A. Oddział we Frankfurcie, Europejski Bank Odbudowy i Rozwoju oraz Europejski Bank Inwestycyjny.
5.5.	Warunki Rozwiązujące są następujące:	**5.5.**	The Conditions Subsequent are as follows:
5.5.1.	Wyniki Studium Wykonalności nie wykażą ekonomicznej i gospodarczej opłacalność Rafinerii; oraz	5.5.1.	the results of the Feasibility Study shall not substantiate and confirm the economic viability of the Plant; and
5.5.2.	Nie zostanie zapewnione finansowanie budowy Rafinerii, a banki lub inne instytucje finansowe wniosą zastrzeżenia do tytułu prawnego Dzierżawcy do Przedmiotu Dzierżawy; oraz	5.5.2.	the financing for the construction of the Plant is not secured and the banks or other financing institutions, raise objections to the legal title of the Lessee to the Leased Property; and
5.5.3.	Raport Środowiskowy oraz informacje dotyczące technicznych i technologicznych powiązań Rafinerii z instalacjami Wydzierżawiającego, o których mowa w Punkcie 3.1.6 wykażą, że z punktu widzenia przepisów dotyczących ochrony środowiska obowiązujących w Polsce, sposobu oddziaływania Rafinerii na tereny należące do Wydzierżawiającego oraz technicznych i technologicznych powiązań Rafinerii z instalacjami Wydzierżawiającego, istnieją przeszkody do realizacji inwestycji polegającej na budowie i eksploatacji Rafinerii;	5.5.3.	the Environmental Report and information relating to technical and technological connections of the Plant with the Lessor's installations referred to in Clause 3.1.6 will prove that from the point of view of environmental protection regulations in force in Poland, the impact of the Plant on the property held by the Lessor, as well as from the point of view of the technical and technological connections of the Plant with the Lessor's installations, there are obstacles that would prevent the investment consisting in the construction and operation of the Plant;
5.5.4.	Dzierżawca, na podstawie Raportu Środowiskowego, nie uzyska decyzji o środowiskowych uwarunkowaniach zgody na realizację Rafinerii;	5.5.4.	on the basis of the Environmental Report, the Lessee shall not obtain the decision on environmental conditions of the permit to establish the Plant;
5.5.5.	Strony nie zawrą Umowy Współpracy oraz Umowy Dostawy.	5.5.5.	the Parties shall not enter into the Cooperation Agreement and the Supply Agreements;
5.5.6.	Dzierżawca nie uzyska Pozwolenia oraz innych zgód wymaganych przepisami prawa do budowy bądź	5.5.6.	the Lessee shall not obtain the Permit or other permits required by law for

	realizacji przedsięwzięcia w postaci Rafinerii w terminie do 31 grudnia 2030 roku.		the construction and launching of the Plant, by 31st December 2030.
5.5.7.	Mkango Resources Limited (Vancouver, Canada) nie udzieli Wydzierżawiającemu poręczenia zobowiązań Dzierżawcy wynikających z Umowy, Umowy Współpracy oraz Umowy Dostawy, na warunkach uzgodnionych z Wydzierżawiającym, określających w szczególności wysokość oraz termin poręczenia. Wydzierżawiający i Mkango Resources Limited (Vancouver, Canada) będą dążyć aby warunki poręczenia w sposób rozsądny uwzględniały postanowienia Umowy, Umowy Współpracy, Umowy Dostawy oraz umów związanych z finansowaniem Rafinerii i były zgodne w wymogami banków oraz instytucji finansowych, o których mowa w punkcie 5.5.2.	5.5.7.	Mkango Resources Limited (Vancouver, Canada) shall not grant the Lessor a guarantee for the Lessee's obligations under the Agreement, the Cooperation Agreement and the Supply Agreement, on the terms agreed with the Lessor, specifying in particular the scope and duration of such guarantee. The Lessor and Mkango Resources Limited shall endeavour to secure that the terms of the guarantee shall reasonably reflect the provisions of the Agreement, the Cooperation Agreement, the Supply Agreement and other agreements related to the financing of the Refinery and be congruent with the requirements of the banks and financial institutions referred to in point 5.5.2.
5.5.8.	Dzierżawca nie doręczy Wydzierżawiającemu oświadczenia Dzierżawcy złożonego na podstawie art. 777 § 1 pkt. 4 Kodeksu postępowania cywilnego o dobrowolnym poddaniu się egzekucji przez Dzierżawcę, co do zwrotu Wydzierżawiającemu Przedmiotu Dzierżawy na wypadek rozwiązania niniejszej Umowy, w treści uzgodnionej z Wydzierżawiającym. Oświadczenie będzie zobowiązywało Dzierżawcę do zwrotu Przedmiotu Dzierżawy po wykonaniu przez Dzierżawcę zobowiązań określonych w Punkcie 11.3, a na wypadek ich nie wykonania w terminie określonym w Punkcie 11.2 Umowy.	5.5.8.	The Lessee shall not provide the Lessor with the Lessee's statement made pursuant to Art. 777 § 1 point 4 of the Code of Civil Procedure regarding the voluntary submission to the enforcement by the Lessee, applicable to the return of the Leased Property by the Lessee in the event of termination of this Agreement, the content of such statement to be agreed with the Lessor. The Statement shall oblige the Lessee to return the Leased Property after fulfilment of the obligations described in Clause 11.3 and in case the Lessee fails to fulfil such obligations within the term referred to in Clause 11.2 of this Agreement.
5.6.	Strony podejmą, z zachowaniem należytej staranności, wszelkie działania prowadzone w dobrej wierze, aby doprowadzić do spełnienia Warunków Zawieszających oraz zapobiec wystąpieniu Warunków Rozwiązujących. Jeżeli którakolwiek ze Stron poweźmie wiadomość o okolicznościach lub zdarzeniach mających wpływ na spełnienie któregokolwiek	**5.6.**	The Parties will duly and in good faith take any steps required to fulfil the Conditions Precedent and to prevent Conditions Subsequent from occurring. If any Party becomes aware of circumstances or events that may have influence on the fulfilment of any of the Conditions Precedent or occurrence of any of the Conditions Subsequent, that Party shall

	z Warunków Zawieszających lub Warunków Rozwiązujących, Strona ta niezwłocznie zawiadomi o tym drugą Stronę, która z kolei zapewni swą pełną współpracę w celu spełnienia Warunków Zawieszających oraz zapobieżenia spełnieniu się Warunku Rozwiązującego w jak najpełniejszym zakresie.		immediately notify the other Party, said Party will in turn ensure its full cooperation to the fullest extent in order to fulfil the aforementioned Conditions Precedent or to prevent Condition Subsequent to occur.
5.7.	Każda ze Stron zobowiązuje się, w przypadku powzięcia wiedzy na temat spełnienia, niespełnienia lub braku możliwości spełniania Warunków Zawieszających jej dotyczących, pisemnie powiadomić niezwłocznie drugą Stronę, przy czym nie później niż w ciągu 3 (trzech) dni, o takiej okoliczności.	**5.7.**	If any Party becomes aware of the fulfillment, non-fulfillment or any impediment to fulfil the Conditions Precedent dependent on its action, it shall immediately notify the other Party in writing, but not later than 3 (three) days, of such a circumstance.
5.8.	Dzierżawca zawiadomi Wydzierżawiającego o wystąpieniu Warunków Rozwiązujących wymienionych w Punktach 5.5.1, 5.5.2 i 5.5.6 niezwłocznie, nie później jednak niż w terminie 3 (trzech) dni roboczych od ich wystąpienia, dostarczając Wydzierżawiającemu pisemne oświadczenie o wystąpieniu danego Warunku Zawieszającego.	**5.8.**	The Lessee shall immediately notify the Lessor of the occurrence of the Conditions Subsequent referred to in Clauses 5.5.1, 5.5.2 and 5.5.6, but not later than within 3 (three) business days from such occurrence, by providing the Lessor with a written statement on the occurrence of the given Condition Subsequent.
5.9.	Wydzierżawiający zawiadomi Dzierżawcę o wystąpieniu Warunku Rozwiązującego wymienionego w Punkcie 5.5.3 i 5.5.7 niezwłocznie, nie później jednak niż w terminie 30 dni roboczych, odpowiednio od dnia otrzymania od Dzierżawcy Raportu Środowiskowego i informacji dotyczących technicznych i technologicznych powiązań Rafinerii z instalacjami Wydzierżawiającego, oraz od otrzymania poręczenia, o którym mowa w Punkcie 5.5.7, dostarczając Dzierżawcy pisemne oświadczenie o spełnieniu się Warunku Rozwiązującego.	**5.9.**	The Lessor will notify the Lessee of the fulfilment of the Condition Subsequent specified in Clause 5.5.3 and 5.5.7 immediately, but not later than thirty (30) business days, respectively, from the date of receipt from the Lessee of the Environmental Report and information regarding technical and technological connections of the Refinery with the installations of the Lessor and from receipt of the guarantee referred to in Clause 5.5.7, by providing the Lessee with a written statement on the fulfilment of the Condition Subsequent.
5.10.	Potwierdzeniem spełnienia się Warunku Rozwiązującego określonego w Punkcie 5.5.5. będzie podpisanie Umowy Współpracy i Umów Dostawy. Wydzierżawiający i Dzierżawca zobowiązują się do negocjowania w dobrej wierze Umowy Współpracy i Umów Dostawy równolegle do wykonywania Raportu Środowiskowego i Studium Wykonalności. Dzierżawca przyjmuje do wiadomości i akceptuje, że z uwagi na trudne do przewidzenia wyniki Studium Wykonalności, warunkiem zawarcia Umowy Współpracy lub Umów Dostawy może być uzyskanie	**5.10.**	The signing of the Cooperation Agreement and the Supply Agreements will be the confirmation of the fulfilment of the Condition Subsequent specified in Clause 5.5.5. The Lessor and the Lessee undertake to negotiate in good faith the Cooperation Agreement and the Supply Agreements simultaneously with the execution of the Environmental Report and the Feasibility Study. The Lessee acknowledges and accepts that due to the difficulty in predicting the results of the Feasibility Study, obtaining additional approvals from the Lessor's bodies may be one of the conditions for concluding the

	dodatkowych zgód organów Wydzierżawiającego.		Cooperation Agreement or the Supply Agreements.
5.11.	Dzierżawca dostarczy Wydzierżawiającemu potwierdzoną kopię Pozwolenia oraz decyzji o środowiskowych uwarunkowaniach zgody na realizację Rafinerii, o której mowa w Punkcie 5.5.4 przed upływem terminu określonego w Punkcie 5.5.6	**5.11.**	Prior to the expiry of the period referred to in Clause 5.5.6, the Lessee shall deliver to the Lessor a certified copy of the Permit and the decision on environmental conditions of the permit to establish the Plant referred to in Clause 5.5.4.
5.12.	W przypadku niespełnienia się wszystkich Warunków Zawieszających do dnia 31 stycznia 2025 roku (bądź innej daty uzgodnionej przez Strony zgodnie z pkt. 5.3. powyżej) albo wystąpienia wszystkich bądź tylko niektórych Warunków Rozwiązujących, o których mowa w Punkcie 5.5, do dnia 31 grudnia 2030 roku („Data Docelowa") (lub późniejszej daty uzgodnionej przez Strony na piśmie), Strony będą zobowiązane przez okres piętnastu (15) dni roboczych przedyskutować w dobrej wierze sytuację w celu stwierdzenia czy i w jaki sposób dany Warunek Zawieszający może zostać spełniony albo Warunek Rozwiązujący może zostać sanowany. Po bezskutecznym upływie tego okresu, niniejsza Umowa, z zastrzeżeniem postanowień Punktów 13.1, 14, 15, 17, 18 i 20, które pozostaną w mocy przez czas nieokreślony, wygaśnie ze skutkiem natychmiastowym, a żadnej ze Stron nie będą obciążać jakiekolwiek zobowiązania wobec drugiej Strony wynikające z Umowy.	**5.12.**	In the event of fulfillment of all or some Conditions Precedent by 31st January 2025 (or by a later date as may be agreed by the Parties as per Clause 5.3. above) or occurrence of all or some of the Conditions Subsequent referred to in Clause 5.4 by 31st December 2030 ("Long Stop Date") (or at a later date agreed by the Parties in writing), the Parties will be obliged to discuss in good faith the current status for a period of fifteen (15) business days, in order to determine whether and how a given Condition Precedent or Subsequent can be cured. Upon ineffective expiry of this period, this Agreement, subject to the provisions of Clauses 13.1, 14, 15, 17, 18 and 20, which shall remain in force for an indefinite period, shall immediately terminate, and neither of the Parties shall bear any obligations to the other Party, resulting from the Agreement.
6.	**Budowa Rafinerii na Przedmiocie Dzierżawy i wykonanie infrastruktury na terenie Nieruchomości**	**6.**	**The construction of the Plant on the Leased Property and the construction of the required infrastructure on the Property**
6.1.	Wydzierżawiający z dniem podpisania Umowy wyraża zgodę na posadowienie przez Dzierżawcę na Przedmiocie Dzierżawy Rafinerii z tym, że budowę Rafinerii Dzierżawca będzie mógł rozpocząć po stwierdzeniu niewystąpienia Warunków Rozwiązujących. Dzierżawca oświadcza, że wybuduje Rafinerię i przystąpi do jej eksploatacji oraz rozpocznie odbiór surowców i mediów określonych w Załączniku nr 1 w terminie 36 miesięcy od dnia, w którym Pozwolenie stanie się ostateczne, nie później	**6.1.**	As of the date of entering into this Agreement, the Lessor agrees that the Lessee will construct the Plant on the Leased Property, provided that the construction of the Plant Lessee may commence only after the non-occurrence of Conditions Subsequent. The Lessee declares that he will construct the Plant and commence its operation and the receipt of raw materials and media referred to in Schedule 1, within 36 months from the date on which the Permit becomes final, but no later than by 30 June, 2032. The Parties may agree on other dates for

	jednak niż w terminie do dnia 30 czerwca 2032 roku. Strony mogą uzgodnić inne terminy budowy Rafinerii i oddania jej do eksploatacji.		the construction of the Plant and its commissioning.
6.2.	Wydzierżawiający oświadcza, że znane mu są założenia technologiczne i biznesowe budowy Rafinerii, określone w Załączniku nr 1 z zastrzeżeniem, że założenia te zostaną potwierdzone w wykonanym przez Dzierżawcę Raporcie Środowiskowym i Studium Wykonalności.	6.2.	The Lessor declares that it has acquainted itself with the technological and business assumptions for the construction of the Plant, referred to in Schedule 1, with the provision that these assumptions are confirmed by the Environmental Report and Feasibility Study completed by the Lessee.
6.3.	W braku wystąpienia Warunków Rozwiązujących Wydzierżawiający zobowiązuje się, na warunkach określonych w Umowie Współpracy, do wybudowania w trakcie trwania budowy Rafinerii, ale nie później niż do jej zakończenia, niezbędnej infrastruktury i przyłączy do dostarczania do Rafinerii po rozpoczęciu jej eksploatacji, za pomocą rurociągów, kabli lub innych instalacji surowców i mediów wskazanych w Załączniku nr 1, oraz do wybudowania niezbędnej infrastruktury do odbioru przez Wydzierżawiającego azotanu amonu wytworzonego przez Rafinerię oraz odbioru ścieków. Przebieg rurociągów i usytuowanie przyłączy zostanie ustalony przy uwzględnieniu możliwości technicznych, projektu budowlanego Rafinerii oraz usytuowania instalacji Wydzierżawiającego przy uwzględnieniu ustaleń z ostatecznego raportu Studium Wykonalności oraz tego, że przyłącza będą zlokalizowane na granicy Przedmiotu Dzierżawy. Dzierżawca zobowiązany będzie do zwrotu Wydzierżawiającemu ponoszonych przez Wydzierżawiającego kosztów wybudowania infrastruktury, o której mowa wyżej, na zasadach uzgodnionych w Umowie Współpracy. Dla uniknięcia wątpliwości Strony potwierdzają, że powyższy zwrot kosztów nastąpi sukcesywnie do ich ponoszenia przez Wydzierżawiającego, w czterech rocznych ratach, z których pierwsza będzie płatna w terminie 30 dni od przedstawienia Dzierżawcy przez Wydzierżawiającego zestawienia planowanych kosztów wybudowania takiej infrastruktury, w wysokości ¼ takich kosztów, a ostatnia będzie	6.3.	Upon non-occurrence of the Conditions Subsequent, subject to the provisions of the Cooperation Agreement, the Lessor undertakes to construct, during the construction but not later than until the completion of the construction of the Plant, the necessary infrastructure to supply the Plant via pipelines, wires and any other installations for the supply of raw material and media referred to in Schedule 1, as well as the necessary infrastructure to collect ammonium nitrate produced by the Plant by the Lessor, as well as sewage collection infrastructure. The route of the pipelines and the location of the connecting points will be determined taking into account the technical possibilities, the construction design of the Plant and the location of the Lessor's installations, subject to the conclusions of the final report of the Feasibility Study and the fact that the connecting points will be located at the border of the Leased Property. The Lessee will be obliged to reimburse the Lessor for the costs of construct the infrastructure referred to above, incurred by the Lessor, on the terms agreed in the Cooperation Agreement. For the avoidance of doubt, the Parties confirm that the above reimbursement of costs will take place gradually as they will be incurred by the Lessor in four annual instalments among which the first instalment shall be paid by the Lessee within 30 days from presenting by the Lessor to the Lessee the list of costs of such installations in an amount of ¼ of the total amount of planned costs. The last instalment shall settle all the outstanding costs as per the documented final schedule of the incurred costs.

	rozliczała całość faktycznie poniesionych przez Wydzierżawiającego kosztów, na podstawie złożonego Dzierżawcy udokumentowanego zestawienia poniesionych kosztów.		
6.4.	Dzierżawca wykona na swój koszt i ryzyko wszelkie prace budowlane dotyczące Rafinerii, w tym uzyska wyłączenie gruntów wchodzących w skład Przedmiotu Nieruchomości z produkcji rolnej, wykona w niezbędnym zakresie niwelację terenu wraz z wycinką Zadrzewień oraz przystosuje dla własnych potrzeb wszystkie instalacje do przyłączy, o których mowa w Punkcie 6.3 Umowy.	**6.4.**	The Lessee, at his own expense and risk, will carry out all construction works related to the Plant, including rezoning of the arable land and land levelling together with deforestation of Trees, to the extent that it is necessary, as well as adaptation to the Lessee's needs of all installations to the connecting points referred to in Clause 6.3 of the Agreement.
6.5.	Wydzierżawiający przyjmuje do wiadomości i akceptuje fakt, że koncentrat metali ziem rzadkich będzie dostarczany transportem samochodowym.	**6.5.**	The Lessor acknowledges and accepts that the rare earth elements concentrate will be delivered to the Plant by road transport.
6.6.	Dzierżawca dokona zabudowy Przedmiotu Dzierżawy własnym staraniem i na własny koszt z zachowaniem przepisów Prawa Budowlanego, ochrony środowiska oraz wszystkich innych przepisów obowiązujących na terenie Rzeczypospolitej Polskiej.	**6.6.**	The Lessee will construct the Plant at the Lessee's own expense, in compliance with the provisions of the Construction Law, environmental protection regulations and all other regulations applicable on the territory of the Republic of Poland.
6.7.	Dzierżawca oświadcza, że zakładany wstępny harmonogram budowy Rafinerii przedstawia się następująco	**6.7.**	The Lessee declares that the assumed preliminary schedule regarding the construction of the Plant is as follows:
	6.7.1. sporządzenie Raportu Środowiskowego – do 31 grudnia 2030;		6.7.1. Completion of Environmental Report by 31 December 2030;
	6.7.2. sporządzenie Studium Wykonalności – do 31 grudnia 2030;		6.7.2. Completion of Feasibility Study by 31 December 2030;
	6.7.3. zawarcie Umowy o Współpracy – do 31 grudnia 2030;		6.7.3. Entering into Cooperation Agreement by 31st December 2030;
	6.7.4. zawarcie Umów Dostawy – do 31 grudnia 2030;		6.7.4. Entering into Supply Agreement by 31st December 2030;
	6.7.5. procedura uzyskania Pozwolenia oraz innych wymaganych pozwoleń –		6.7.5. the procedure for obtaining the Permit and other permits, as the case may be

rozpoczęcie po zaakceptowaniu pozytywnych wyników Studium Wykonalności, zakończenie do 31 grudnia 2030;	- commencement after accepting positive results of the Feasibility Study, completion by 31st December 2030
6.7.6. budowa Rafinerii – rozpoczęcie po dniu, w którym Pozwolenie stanie się ostateczne i Dzierżawca dokona zgłoszenia do miejscowego organu nadzoru budowlanego ("Rozpoczęcie Budowy"). Dzierżawca zakłada, że budowa Rafinerii potrwa do 36 miesięcy;	6.7.6. construction of the Plant - commencement after the date on which the Permit comes into force and the Lessee shall file an application to the appropriate organ of local administration for the construction supervision ("Commencement of the Construction"). The Lessee estimates that the construction of the Plant will last up to 36 months;
6.7.7. uzyskanie pozwolenia na użytkowanie Rafinerii – w terminie 9 miesięcy od zakończenia budowy Rafinerii;	6.7.7. obtaining the permit to operate the Plant within 9 months from the completion of the construction of the Plant;
6.7.8. rozpoczęcie eksploatacji komercyjnej Rafinerii – po uzyskaniu pozwolenia na użytkowanie Rafinerii oraz wszelkich pozwoleń wymaganych do prowadzenia Rafinerii zgodnie z przepisami dotyczącymi ochrony środowiska.	6.7.8. Commencement of commercial operation of the Plant – after obtaining the permit to operate the Plant and all permits required to operate the Plant in accordance with environmental protection regulations.
Powyższe daty mają charakter orientacyjny i mogą zostać zmienione w razie potrzeby.	The above dates are indicative in nature and may be amended if so required.
7. Finansowanie budowy Rafinerii	**7. Financing of the construction of the Plant**
7.1. Dzierżawca oświadcza, że budowa Rafinerii będzie finansowana częściowo z kapitału własnego a częściowo z pozyskanego finansowania dłużnego.	7.1. The Lessee declares that the construction of the Plant will be financed partly from equity and partly by debt financing.
7.2. Wydzierżawiający dołoży starań aby dokonać podziału geodezyjnego działki gruntu stanowiącej Nieruchomość w celu wydzielenia Przedmiotu Dzierżawy do osobnej księgi wieczystej.	7.2. The Lessor shall endeavour to arrange for a geodetic division of the plot of land constituting the Property, in order to re-allocate the Leased Property to a separate land and mortgage register.
8. Inne obowiązki Dzierżawcy	**8. Other Lessee's obligations**

8.1.	Dzierżawca zobowiązany jest we własnym zakresie utrzymywać Przedmiot Dzierżawy w należytym stanie.	8.1. The Lessee is obliged to keep the Leased Property in good condition.
8.2.	Dzierżawca ma świadomość istnienia ryzyk w prowadzeniu działalności i ograniczeń wynikających z prowadzenia działalności w pobliżu zakładu dużego ryzyka wystąpienia poważnej awarii przemysłowej, który prowadzi Wydzierżawiający i zobowiązuje się do stosowania wewnętrznych regulacji Wydzierżawiającego z obszaru Bezpieczeństwa i Higieny Pracy, Prewencji Pożarowej, Ochrony Osób i Mienia oraz Ochrony Środowiska i zobowiązuje się przestrzegać ustaleń Planu Ratowniczego oraz Systemu Przepustkowego Wydzierżawiającego na terenie Grupy Azoty Zakładów Azotowych „Puławy" S.A. w Puławach. Przedmiotowe regulacje będą stanowić załączniki do protokołu zdawczo-odbiorczego o którym mowa w Punkcie 4.2. Aktualizacje ww. regulacji będą obowiązywały Dzierżawcę pod warunkiem ich udostępnienia przez Wydzierżawiającego i nie będą wymagały zmiany niniejszej Umowy.	8.2. The Lessee is aware of the risks in running the business and the limitations resulting from running business in the vicinity of a plant with a high risk of a serious industrial accident, which is operated by the Lessor. The Lessee undertakes to apply the Lessor's internal regulations dedicated to Occupational Health and Safety, Fire Prevention, Personal and Property Protection and Protection of the Environment and undertakes to comply with the provisions of the Lessor's Rescue Plan and Passage System applicable on the premises of Grupa Azoty Zakłady Azotowe "Puławy" SA in Puławy. The regulations referred to above will constitute schedules to a handover protocol referred to in Clause 4.2. Amendments to the regulations referred to above will apply to the Lessee provided they are made available by the Lessor and they will not require changes to this Agreement.
8.3.	Dzierżawca zobowiązuje się przestrzegać obowiązujących przepisów przeciwpożarowych, Prawa Budowlanego i innych przepisów budowlanych, przepisów prawa ochrony środowiska i innych zapewniających należyty stan Przedmiotu Dzierżawy i regulujących warunki oddziaływania na teren Wydzierżawiającego oraz bezpośrednie otoczenie Rafinerii.	8.3. The Lessee undertakes to comply with the applicable fire regulations, Construction Law and other construction regulations, environmental protection law and other regulations ensuring the proper maintenance of the Leased Property as well as regulating the impact on the Lessor's premises and the area in the immediate vicinity of the Plant.
8.4.	Zabezpieczenie Przedmiotu Dzierżawy oraz wszelkich instalacji i zabudowań zlokalizowanych na terenie Przedmiotu Dzierżawy przed zagrożeniem pożarowym oraz realizacja obowiązków wynikających z zakresu ochrony przeciwpożarowej spoczywa na Dzierżawcy.	8.4. The Lessee shall be responsible for securing the Leased Property and all installations and buildings located on the premises of the Leased Property against fire hazards and for the fulfilment of the fire protection obligations.
9.	**Czynsz dzierżawny**	**9. The Lease Rent**
9.1.	Strony ustalają, iż począwszy od Dnia Wejścia w Życie do ostatniego dnia miesiąca, w którym nastąpi rozpoczęcie budowy rafinerii opisanego	**9.1.** The Parties agree that starting from the Effective Date until the last day of the months before the commencement of the construction

	w pkt 6.7.6. powyżej („Rozpoczęcie Budowy"), za dzierżawę będzie naliczany [**] Do w/w kwoty będzie doliczony podatek VAT w wysokości obowiązującej w dniu wystawienia faktury. Strony ustalają, iż powyższy czynsz za każdy pełny rok dzierżawy do Rozpoczęcia Budowy będzie płatny z dołu, po upływie każdych kolejnych 12 miesięcy dzierżawy, w terminie do 14-go dnia kolejnego okresu. W przypadku niepełnego roku okresu dzierżawy, kwota czynszu zostanie proporcjonalnie pomniejszona. Na zabezpieczenie płatności powyższego czynszu Dzierżawca wpłaci Wydzierżawiającemu, w terminie 14 dni od Dnia Wejścia w Życie kaucję w kwocie [**] płatną na rachunek bankowy Wydzierżawiającego nr 47 1240 2412 1111 0000 3610 6451, prowadzony przez Bank Pekao S.A. W przypadku opóźnienia w płatności czynszu przez Dzierżawcę, Wydzierżawiający może potrącić opóźniony czynsz z wpłaconą kaucją.		of the Plant as ascribed in point 6.7.6. above ("Commencement of the Construction"), the rent for the Lease shall amount to [**] applicable VAT at the date of issuance of the invoice. The Parties agree that the payment of the Rent for each full year of the Lease shall be payable in arears for each 12 months within 14 days of the next period. For the shorter periods the amount of Rent shall be proportionally reduced. As security of the payment the Lessee shall deposit within 14 days from the Effective Date [**] on the bank account of the Lessor No. 47 1240 2412 1111 0000 3610 6451 in the Bank Pekao S.A. The Lessor is entitled to set off the deposit with the defaulted Rent instalments.
9.2.	Od dnia Rozpoczęcia Budowy Dzierżawca będzie płacić Wydzierżawiającemu czynsz dzierżawny na zasadach określonych poniżej („**Czynsz**").	**9.2.**	Starting from the Commencement of the Construction the Lessee will pay the Lessor the lease rent on the terms set forth below (the "**Rent**").
9.3.	Dzierżawca zobowiązuje się płacić Czynsz za [**] Do kwoty Czynszu będzie doliczony podatek VAT w wysokości obowiązującej w dniu wystawienia faktury za Czynsz. Tak ustalony Czynsz zawierać w sobie będzie kwotę podatku od nieruchomości od gruntów wchodzących w skład Przedmiotu Dzierżawy oraz kwotę opłat z tytułu użytkowania wieczystego, do zapłaty których zobowiązany będzie, zgodnie z Punktem 9.14, Wydzierżawiający.	**9.3.**	The Lessee undertakes to pay the Rent for [**] The amount of the Rent shall be increased by VAT in the amount of the tax rate applicable at the date of the issuance of an invoice. The amount of the Rent calculated as above will include the real estate tax due for the land comprising the Leased Property, and the amount of other fees related to the perpetual usufruct, to be payable by the Lessor, in accordance with the provisions of Clause 9.14.
9.4.	Podstawą do zapłaty Czynszu będzie faktura jaką Wydzierżawiający wystawi nie później niż 30 (słownie: trzydzieści) dni od początkowego dnia płatności Czynszu określonego w Punkcie 9.2, a następnie kolejne faktury, wystawiane przez Wydzierżawiającego nie wcześniej niż 1	**9.4.**	The basis for the payment of the Rent will be a invoice issued by the Lessor no later than 30 (thirty) days from the initial date of payment of the Rent specified in Clause 9.2, and then subsequent invoices, issued by the Lessor not earlier than 1st January and not later than 30 January of each subsequent lease year.

	stycznia i nie później niż 30 stycznia każdego kolejnego roku dzierżawnego za ten rok.		
9.5.	Czynsz będzie płatny na rachunek bankowy Wydzierżawiającego wskazany na fakturze wystawionej przez Wydzierżawiającego, w terminie 30 dni od dnia otrzymania przez Dzierżawcę prawidłowo wystawionej faktury.	**9.5.**	The Rent will be payable to the Lessor's bank account indicated on the invoice issued by the Lessor, within 30 days from the date of receipt by the Lessee of an invoice.
9.6.	Dla potrzeb obliczania i zapłaty Czynszu ustala się, iż rok dzierżawny obejmuje każde kolejne 12 miesięcy kalendarzowych następujących od pierwszego dnia następującego po Rozpoczęciu Budowy.	**9.6.**	For the purposes of calculating and paying the Rent, it is established that the lease year covers each subsequent 12 calendar months from the first day after the Commencement of the Construction.
9.7.	Czynsz będzie podlegał waloryzacji rocznej zgodnie ze wskaźnikiem cen towarów i usług konsumpcyjnych ogłoszonym przez Główny Urząd Statystyczny za poprzedni rok dzierżawny, zmiana wysokości Czynszu nie wymaga w takim przypadku aneksu do Umowy i następuje z pierwszym dniem pierwszego miesiąca nowego roku dzierżawnego, w którym dany wskaźnik został ogłoszony. Indeksacja Czynszu wymaga jedynie pisemnej informacji przesłanej Dzierżawcy przez Wydzierżawiającego razem z fakturą, która tą waloryzację uwzględnia.	**9.7.**	The rent will be subject to annual indexation in accordance with the consumer price index announced by the Office for National Statistics (GUS) for the previous year, and any such change in the amount of the Rent does not require an annex to the Agreement and takes place on the first day new rental period in which the index was announced. The Rent indexation requires only a written statement sent by the Lessor to the Lessee, together with the invoice in which the aforementioned indexation was included.
9.8.	W przypadku, gdy Główny Urząd Statystyczny nie będzie ogłaszał wskaźnika cen towarów i usług konsumpcyjnych, waloryzacja czynszu będzie dokonywana w oparciu o średnioroczny Zharmonizowany Wskaźnik Cen Konsumpcyjnych (Harmonised Index of Consumer Prices „HICPs") dla wszystkich krajów Unii Europejskiej – The European Index of Consumer Prices „EICP" 12 month average rate. Jeżeli sposób ustalania wskaźnika Harmonised Index of Consumer Prices „HICPs" przez Eurostat zostałby w istotny sposób zmieniony, a w szczególności w przypadku zmiany roku bazowego stosowanego przy jego ustalaniu, Wydzierżawiający dokona korekty takiego zmienionego wskaźnika, aby doprowadzić do wyników możliwie jak najbardziej odpowiadających tym, które zostałyby uzyskane, gdyby sposób ustalenia wskaźnika Harmonised Index of Consumer Prices „HICPs" nie został zmieniony. Jeżeliby	**9.8.**	If the Office for National Statistics does not publish the consumer price index, the indexation of the rent will be based on the annual average Harmonized Index of Consumer Prices („HICPs") for all EU member states – the European Index of Consumer Prices „EICP" 12-month average rate. If the method of determining the Harmonized Index of Consumer Prices "HICPs" by Eurostat would be significantly changed, in particular, should the base year used for its determination be changed, the Lessor shall amend such a changed index in order to obtain results as close as possible to those that would have been obtained had the Harmonized Index of Consumer Prices "HICPs" not been changed. If the Harmonized Index of Consumer Prices "HICPs" becomes publicly unavailable, due to the lack of easy access to its publication platform, in a way that makes it impossible for the Lessor to determine the amount of the amendment referred to in this Agreement, then

	wskaźnik Harmonised Index of Consumer Prices „HICPs" stał się publicznie niedostępny, ze względu na brak łatwego dostępu do miejsca jego publikacji, w sposób uniemożliwiający Wydzierżawiającemu ustalenie wysokości korekty, o której mowa w niniejszej Umowie, wówczas Wydzierżawiający zastosuje w to miejsce, porównywalny wskaźnik oparty na zmianach kosztów utrzymania albo siły nabywczej w odniesieniu do dóbr konsumpcyjnych dla EUROZONE; a gdyby żaden taki wskaźnik nie był dostępny, wówczas posłuży się porównywalnym wskaźnikiem publikowanym przez renomowany bank lub inną instytucję finansową albo uznaną publikację finansową.		the Lessor will apply instead a comparable indicator based on changes in costs of living or purchasing power in relation to consumer goods for the EUROZONE; and if no such index is available, then a comparable index published by a reputable bank or other financial institution or by a recognized financial publication will be used by the Lessor.
9.9.	Poza zmianą wysokości Czynszu wynikającą z Punktu 9.7 lub 9.8 Strony wyłączają możliwość dokonania zmiany wysokości Czynszu przez Wynajmującego, w szczególności wyłączają dokonanie zmiany wysokości Czynszu na podstawie art. 685[1] Kodeksu cywilnego. Powyższe wyłączenie możliwości zmiany Czynszu nie dotyczy sytuacji gdy stawki podatku od nieruchomości dla gruntów wchodzących w skład Przedmiotu Dzierżawy lub opłaty roczne z tytułu użytkowania wieczystego ulegną podwyższeniu w stopniu przekraczającym wskaźnik waloryzacji określony w Punkcie 9.7 lub 9.8. W przypadku takiego podwyższenia stawek podatku od nieruchomości lub opłat rocznych z tytułu użytkowania wieczystego, kwota Czynszu ulegnie zwiększeniu od dnia wprowadzenia nowych stawek lub opłat rocznych, o kwotę obliczoną jako procent takiego przekroczenia liczony od kwoty podatku od nieruchomości dla gruntów wchodzących w skład Przedmiotu Dzierżawy i opłat rocznych z tytułu użytkowania wieczystego zawartej w kwocie Czynszu przed wprowadzeniem nowej stawki podatku.	**9.9.**	Apart from the change in the Rent amount resulting from Clause 9.7 or 9.8, the Parties exclude the possibility of changing the amount of the Rent by the Lessor, and in particular exclude the right to change the Rent amount pursuant to Article 685[1] of the Polish Civil Code. The above exclusion of the possibility to change the amount of the Rent is not applicable in situations where the real estate tax rates for the land comprising the Leased Property or other annual fees related to the perpetual usufruct will increase to an extent that exceeds the indexation rate specified in Clause 9.7 or 9.8. In the event of such an increase in the rates or other annual fees related to the perpetual usufruct, as of the date when the new rates or annual fees are introduced, the amount of the Rent will be increased by the amount calculated as a percentage of such excess, calculated from the amount of real-estate tax for the land comprising the Leased Property, or other annual fees related to the perpetual usufruct included in the amount of the Rent prior to the introduction of the new tax rate.
9.10.	Jeżeli okres obowiązywania Umowy zakończy się przed upływem pełnego roku dzierżawnego, Dzierżawca obowiązany jest zapłacić Czynsz w takim stosunku, w jakim okres obowiązywania Umowy za dany rok dzierżawny pozostaje do całego roku dzierżawnego.	**9.10.**	If the term of the Agreement ends before the end of the full lease year, the Lessee is obliged to pay the Rent proportional to the elapsed time in the given year.

9.11.	Z zastrzeżeniem Punktu 6.3, w zakresie w jakim nie będzie tego regulować Umowa Współpracy, Dzierżawca będzie ponosił koszty świadczeń dodatkowych, w szczególności energii elektrycznej, energii cieplnej, gazu, odbioru nieczystości, wody, telefonu, na podstawie wskazań licznika lub innego urządzenia pomiarowego, a w przypadku ich braku w inny sposób umożliwiający ustalenie faktycznego zużycia tych mediów.	**9.11.**	Save as provided in Clause 6.3, within the scope not regulated by the Cooperation Agreement, the Lessee will settle fees for the additional services, in particular electricity, heat, gas, waste collection, water, telephone, and these additional services on the basis of the readings of the meter or other measuring device, and in the absence of such measuring devices, in a different way that would allow to determine the actual consumption of the above-mentioned services.
9.12.	Kwoty równe opłatom za świadczenia, o których mowa w Punkcie 9.11 powyżej, jeśli bezpośrednio będą obciążać Wydzierżawiającego, Dzierżawca będzie uiszczać bezpośrednio na rachunek bankowy Wydzierżawiającego na podstawie prawidłowo wystawionej bez narzutu refaktury w terminie 7 dni od daty jej doręczenia Dzierżawcy wraz z dokumentami będącymi podstawą wystawienia refaktury.	**9.12.**	The fees for the services referred to in Clause 9.11 above, if charged directly to the Lessor by the third parties, will be paid by the Lessee directly to the Lessor's bank account on the basis of a correctly issued re-invoice free from any mark-up, within 7 days from the date of its delivery to the Lessee along with the documents which served as the basis for re-invoicing.
9.13.	Celem samodzielnego rozliczania przez Dzierżawcę opłat, o których mowa w Punkcie 9.11 Wydzierżawiający zobowiązuje się wystąpić bezpośrednio do właściwych dostawców mediów z wnioskiem o zawarcie umowy dotyczącej dostawy mediów do Przedmiotu Dzierżawy na Dzierżawcę.	**9.13.**	For the purpose of the Lessee's independent settlement of the bills referred to in Clause 9.11, the Lessor undertakes to apply directly to the relevant media suppliers with a request to conclude a contract with the Lessee for the supply of utilities to the Leased Property.
9.14.	Podatek od nieruchomości i inne podatki lub obciążenia publicznoprawne od gruntów wchodzących w skład Przedmiotu Dzierżawy w trakcie obowiązywania Umowy zobowiązany będzie do uiszczania Wydzierżawiający, przy czym Wydzierżawiający zobowiązuje się do regulowania ich w terminie i w kwocie właściwej.	**9.14.**	The real estate tax and other taxes or statutory burdens due in relation to the land comprising the Leased Property, during the term of the Agreement, will be paid by the Lessor, and the Lessor undertakes to pay them on time and in the proper amount.
9.15.	Podatek od nieruchomości i inne podatki lub obciążenia publicznoprawne od budynków i budowli posadowionych przez Dzierżawcę na Przedmiocie Dzierżawy w trakcie obowiązywania Umowy i stanowiących przedmiot opodatkowania podatkiem od nieruchomości na podstawie ustawy z dnia 12 stycznia 1991 r. o podatkach i opłatach lokalnych (albo innych przepisów	**9.15.**	The real estate tax and other taxes or statutory burdens due in relation to buildings or structures erected by the Lessee on the Leased Property during the term of the Agreement and being subject to real estate tax under the provisions of the act of 12 January 1991 on local taxes and fees (or other provisions of law superseding this act), will be paid by the Lessor, and the Lessor undertakes to pay them

	zastępujących tę ustawę) zobowiązany będzie do uiszczania Wydzierżawiający, przy czym Wydzierżawiający zobowiązuje się do regulowania go w terminie i w kwocie właściwej, z uwzględnieniem postanowień Punktów 9.16. do 9.18.		on time and in the proper amount, subject to the provisions of Clauses 9.16 to 9.18.
9.16.	W celu ustalenia właściwej podstawy opodatkowania podatkiem od nieruchomości, innymi podatkami lub obciążeniami publicznoprawnymi od budynków i budowli, o których mowa w Punkcie 9.15, Dzierżawca zobowiązuje do dostarczenia Wydzierżawiającemu wszelkich informacji niezbędnych do jej ustalenia wymaganych zgodnie z ustawą z dnia 12 stycznia 1991 r. o podatkach i opłatach lokalnych (albo innymi przepisami zastępującymi tę ustawę lub ustalającymi inne zobowiązania podatkowe lub obciążenia publicznoprawne dotyczące budynków lub budowli), obejmujących w szczególności informację o powierzchni użytkowej budynków oraz wartości początkowej budowli, wraz z dokumentami potwierdzającymi takie informacje. Powyższe informacje i dokumenty Dzierżawca będzie dostarczał Wydzierżawiającemu w terminie do 7 dnia każdego roku podatkowego Wydzierżawiającego oraz, w przypadku zmiany danych dotyczących budynków lub budowli lub objętych dostarczoną informacją, w terminie 7 dni od dnia wystąpienia okoliczności uzasadniających powstanie albo wygaśnięcie obowiązku podatkowego w podatku od nieruchomości. Na żądanie Wydzierżawiającego Dzierżawca zapewni Wydzierżawiającemu możliwość przeprowadzenia kontroli budynków i budowli w celu weryfikacji poprawności dostarczonych Wydzierżawiającemu informacji, a w przypadku kwestionowania podstawy ich opodatkowania ustalonej na podstawie dostarczonych informacji przez organ podatkowy, udzieli Wydzierżawiającemu wszelkiej niezbędnej pomocy w postępowaniu przed takim organem. Jeżeli Dzierżawca wyrazi taką wolę, Wydzierżawiający udzieli doradcy(om) wskazanym przez Dzierżawcę stosownego pełnomocnictwa do prowadzenia postępowań związanych z wymiarem podatku od nieruchomości od budynków i budowli	**9.16.**	In order to determine the appropriate tax base for the real estate tax, other taxes or public law charges on buildings and structures referred to in Clause 9.15, the Lessee undertakes to provide the Lessor with all information necessary to determine such tax base, as required in accordance with the act of 12 January 1991 on local taxes and fees (or other provisions of law superseding this act or establishing other taxes or public law charges on buildings and structures), including especially information on the usable floor area of buildings and the initial value of the structure, along with documents confirming above information. The above information and documents will be provided by the Lessee to the Lessor by the 7th day of each fiscal year of the Lessee, and, in case of change of data referring to the buildings and structures or included in the information delivered, within 7 days from the occurrence of circumstances that result in the arise or expiry of real estate tax obligation. Upon the Lessor's request, the Lessee will grant the Lessor with the possibility of inspecting the buildings and structures in order to verify the correctness of the information provided to the Lessor, and, should the basis for taxation calculated in accordance with the information delivered be questioned by the tax authority, the Lessee shall provide the Lessor with any necessary assistance in the proceedings carried out by such authority. If the Lessee expresses such a will, the Lessor shall grant the advisor(s) indicated by the Lessee with an appropriate power of attorney to conduct the proceedings related to the assessment of real estate tax due on buildings and structures erected on the Leased Property; the costs of such advisors will be covered by the Lessee.

	posadowionych na Przedmiocie Dzierżawy; koszty takich doradców pokryje Dzierżawca.		
9.17.	Kwota podatku od nieruchomości od budynków i budowli, innych podatków lub obciążeń publicznoprawnych od budynków i budowli, ustalona przez Wydzierżawiającego zgodnie z Punktem 9.16, powiększać będzie należną Wydzierżawiającemu od Dzierżawcy kwotę Czynszu netto („**Czynsz dodatkowy**"). Do kwoty Czynszu dodatkowego będzie doliczony podatek VAT w wysokości obowiązującej w dniu wystawienia faktury za Czynsz dodatkowy. Zapłata Czynszu dodatkowego Wydzierżawiającemu zostanie dokonana przez Dzierżawcę na podstawie wystawionej przez Wydzierżawiającego osobnej faktury oraz oświadczenia określającego wysokość podstawy opodatkowania wraz z naliczonym na dany rok podatkowy podatkiem od nieruchomości, innymi podatkami lub obciążeniami publicznoprawnymi, obejmującym budynki i budowle, o których mowa w Punkcie 9.14, w terminie 14 dni od ich dostarczenia Dzierżawcy. W przypadku uzasadnionego kwestionowania przez Dzierżawcę kwoty Czynszu dodatkowego, Wydzierżawiający podejmie niezbędne kroki w celu korekty złożonej deklaracji podatkowej lub uzyskania zwrotu nadpłaty podatku, z zastrzeżeniem, że Dzierżawca zobowiązany będzie do zapłaty Wydzierżawiającemu całej kwoty Czynszu dodatkowego zawartej w wystawionej przez Wydzierżawiającego fakturze, a jej rozliczenie, wynikające z korekty lub nadpłaty podatku, pomiędzy Wydzierżawiającym i Dzierżawcą zostanie dokonane po zwrocie nadpłaty Wydzierżawiającemu przez organ podatkowy lub jej zaliczenia na poczet zobowiązań podatkowych. Dzierżawca i Wydzierżawiający zobowiązują się współpracować w dobrej wierze i udzielić sobie wszelkiej dopuszczalnej pomocy we wszystkich postępowaniach podatkowych dotyczących budynków i budowli, o których mowa w Punkcie 9.15.	**9.17.**	The amount of real estate tax on buildings and structures, other taxes or public law charges on buildings and structures, determined by the Lessor in accordance with Clause 9.16, will increase the net amount of the Rent payable by Lessee to the Lessor ("**Additional Rent**"). The Additional Rent shall be increased by VAT in the amount of the tax rate applicable at the date of the issuance of an invoice for the Additional Rent. The payment of the Additional Rent to the Lessor will be made by the Lessee on the basis of a separate invoice issued by the Lessor and a statement specifying the amount of the tax base along with the real estate tax, other taxes or public law charges charged for a given tax year, covering the buildings and structures referred to in Clause 9.14, within 14 days from their delivery to the Lessee. In the event of a justified questioning by the Lessee of the calculated amount of the Additional Rent, the Lessor will take the necessary steps to correct the submitted tax declaration or obtain a refund of overpaid tax amount, provided that, the Lessee will be obliged to pay the Lessor the entire amount of the Additional Rent specified in the invoice issued by the Lessor, and the tax settlement, resulting from tax correction or overpayment, between the Lessor and the Lessee will be made after the overpaid tax amount is returned to the Lessor by the tax authority or credited against tax liabilities. The Lessee and the Lessor agree to cooperate in good faith and to provide each other with any available assistance in all tax proceedings relating to buildings and structures referred to in Clause 9.15.
9.18.	Dzierżawca ponosi wobec Wydzierżawiającego pełną odpowiedzialność za szkody jakie Wydzierżawiający poniesie na skutek dostarczenia przez Dzierżawcę niepełnych lub nieprawdziwych informacji, o których mowa w Punkcie 9.16, w szczególności	**9.18.**	The Lessee shall be fully liable to the Lessor for damages that the Lessor will incur as a result of the Lessee providing incomplete or false information referred to in Clause 9.16, in particular, the Lessee will be obliged to pay the Lessor the full amount of the real estate tax on

	zobowiązany będzie do pokrycia Wydzierżawiającemu pełnej kwoty podatku od nieruchomości od budynków i budowli, innych podatków lub obciążeń publicznoprawnych od budynków i budowli, o których mowa w Punkcie 9.15 wynikających z zapadłych ostatecznych i prawomocnych decyzji organów podatkowych wraz z odsetkami i nałożonymi karami.		buildings and structures, other taxes or public law charges on buildings and structures referred to in Clause 9.15, resulting from final and legally binding decisions of the tax authorities, together with interest and penalties imposed.
9.19.	Najpóźniej na dzień przed terminem płatności pierwszego Czynszu Dzierżawca doręczy Wydzierżawiającemu nieodwołalną i bezwarunkową gwarancję bankową lub ubezpieczeniową zabezpieczającą zobowiązanie Dzierżawcy do zapłaty kwoty Czynszu należnej za pierwszy rok dzierżawy, o treści uzgodnionej z Wydzierżawiającym („**Gwarancja**"). Gwarancja będzie odnawiana na kolejne roczne okresy dzierżawy i będzie wystawiana na sumę gwarancyjną odpowiadającą rocznej kwocie Czynszu, a po wybudowaniu Rafinerii powiększona o kwotę Czynszu Dodatkowego. Wydzierżawiający zwolni Dzierżawcę z obowiązku składania Gwarancji jeżeli Dzierżawca ustanowi inne, zaakceptowane przez Wydzierżawiającego zabezpieczenie zapłaty Czynszu i Czynszu Dodatkowego.	**9.19.**	No later than one day before the due date of the first Rent payment, the Lessee will provide the Lessor with an irrevocable and unconditional bank or insurance guarantee securing the Lessee's obligation to pay the Rent due for the first year of the lease, in the form agreed with the Lessor ("**Guarantee**"). The guarantee will be renewed for subsequent annual lease periods and will be issued for a guarantee amount corresponding to the annual amount of the Rent, and after the construction of the Plant, increased by the amount of the Additional Rent. The Lessor shall release the Lessee from the obligation to submit the Guarantee if the Lessee establishes other security for the payment of the Rent and Additional Rent, approved by the Lessor.
9.20.	Wydzierżawiający oświadcza, że posiada status dużego przedsiębiorcy w rozumieniu przepisów ustawy z dnia 8 marca 2013 r. o przeciwdziałaniu nadmiernym opóźnieniom w transakcjach handlowych.	**9.20.**	The Lessor declares that it holds the status of a large enterprise within the meaning of the Act on 8 March 2013 on combating payment delays in commercial transactions.
9.21.	Dzierżawca oświadcza, że nie posiada statusu dużego przedsiębiorcy w rozumieniu przepisów ustawy z dnia 8 marca 2013 r. o przeciwdziałaniu nadmiernym opóźnieniom w transakcjach handlowych.	**9.21.**	The Lessee declares that it does not hold the status of a large enterprise within the meaning of the Act on 8 March 2013 on combating payment delays in commercial transactions.
10.	**Wypowiedzenie Umowy**	**10.**	**Termination of the Agreement**
10.1.	Dzierżawca ma prawo wypowiedzieć niniejszą Umowę ze skutkiem natychmiastowym w następujących przypadkach:	**10.1.**	The Lessee has the right to terminate this Agreement with immediate effect in the following circumstances:

	10.1.1. gdy Wydzierżawiający będzie zobowiązany do zapłaty kary umownej zgodnie z postanowieniami Umowy; lub		10.1.1. if the Lessor is obliged to pay the contractual penalty in accordance with the provisions of the Agreement; and/or
	10.1.2. gdy Wydzierżawiający, bez zgody Dzierżawcy wprowadzi zmiany w organizacji Nieruchomości, które będą uniemożliwiać korzystanie przez Dzierżawcę z Przedmiotu Dzierżawy lub prowadzenie normalnej działalności przez Rafinerię; lub		10.1.2. if the Lessor, without the consent of the Lessee, implements changes in the organization of the Property, which will prevent the Lessee from using the Leased Property or from conducting day to day operation by the Plant; and/or
	10.1.3. gdy z przyczyn niezależnych od Dzierżawcy korzystanie z Przedmiotu Dzierżawy lub prowadzenie Rafinerii stanie się niemożliwe lub nadmiernie utrudnione, z zastrzeżeniem postanowień Punktu 11.1.		10.1.3. when, for reasons beyond the control of the Lessee, it becomes impossible or excessively difficult to use the Leased Property or to operate the Plant, subject to the provisions of Clause 11.1.
10.2.	Wydzierżawiający ma prawo wypowiedzieć Umowę ze skutkiem natychmiastowym w przypadku, gdy:	**10.2.**	The Lessor has the right to terminate the Agreement with immediate effect when:
	10.2.1. Dzierżawca opóźnia się z zapłatą czynszu lub wpłatą kaucji, o których mowa w Punkcie 9.1 – bez wyznaczania dodatkowego terminu na ich zapłatę, lub zalega z zapłatą Czynszu ponad 6 miesięcy, pod warunkiem uprzedniego pisemnego wezwania Dzierżawcy do uregulowania zaległych płatności i wyznaczenia dodatkowego 3-miesięcznego terminu zapłaty;		10.2.1. The Lessee is in default with payment of the Rent as described in point 9.1. above -without giving additional notice or is delayed with the payment of Rent for the period exceeding 6 months, provided that the Lessee is notified in writing in advance to settle overdue payments and an additional 3-month payment period is set;
	10.2.2. Dzierżawca poddzierżawi lub odda Przedmiot Dzierżawy do bezpłatnego korzystania z naruszeniem Punktu 13.2;		10.2.2. if the Lessee subleases the Leased Property or gives it for free use in breach of Clause 13.2;
	10.2.3. Dzierżawca, z naruszeniem postanowień niniejszej Umowy, wykorzystuje Przedmiot Dzierżawy niezgodnie z jego przeznaczeniem określonym w Umowie (tzn. do celów innych niż produkcja metali ziem rzadkich) lub niezgodnie z celem użytkowania wieczystego		10.2.3. The Lessee, in breach of the provisions of this Agreement, uses the Leased Property inconsistently with its intended use specified in the Agreement (i.e. for other purposes other than production of rare earth elements), or inconsistently with the purpose of the perpetual usufruct

	określonym dla gruntów wchodzących w skład Przedmiotu Dzierżawy, pod warunkiem bezskutecznego uprzedniego pisemnego wezwania Dzierżawcy do usunięcia stanu naruszenia lub jego skutków w terminie 6 miesięcy od doręczenia wezwania Dzierżawcy;		determined for the land encompassed by the Leased Property, subject to the prior ineffective written request to the Lessee to remedy the breach or its consequences within 6 months from the delivery of the request to the Lessee;
10.2.4.	Dzierżawca dopuszcza się zwłoki w wybudowaniu Rafinerii lub oddaniu jej do użytkowania dłużej niż 2 lata w stosunku do terminu określonego w Punkcie 6.1.	10.2.4.	The Lessee delays the construction of the Plant or its commissioning for more than 2 years in relation to the date specified in Clause 6.1;
10.2.5.	Dzierżawca dopuszcza się istotnych naruszeń zobowiązań z niniejszej Umowy skutkujących powstaniem stanu zagrożenia poważną awarią przemysłową w rozumieniu Ustawy z dnia 27 kwietnia 2001 r. Prawo ochrony środowiska, pod warunkiem bezskutecznego uprzedniego pisemnego wezwania Dzierżawcy do usunięcia stanu zagrożenia lub jego skutków w terminie 60-dni od doręczenia wezwania Dzierżawcy;	10.2.5.	The Lessee significantly violates the provisions of this Agreement, which violation results in the threat of a serious industrial accident within the meaning of the Act of April 27, 2001, Environmental Protection Law, subject to the prior ineffective written request to the Lessee to eliminate the threat or its consequences within 60 days from the delivery of the request to the Lessee;
10.2.6.	Dojdzie do zmiany kontroli nad Dzierżawcą, tj. stanu gdy spółka Mkango Resources Limited (Vancouver, Canada) lub jej następca prawny przestanie być właścicielem co najmniej 50% + 1 udziałów Dzierżawcy albo utraci prawo do co najmniej 50% + 1 ogólnej liczby głosów możliwych do oddania na Zgromadzeniu Wspólników Dzierżawcy, albo dojedzie do przejęcia kontroli, w w/w rozumieniu, nad spółką Mkango Resources Limited (Vancouver, Canada) przez podmiot konkurencyjny wobec Wydzierżawiającego (rozumiany jako podmiot nie należący do grupy kapitałowej Grupy Azoty S.A. z siedzibą w Tarnowie, który prowadzi swoją główną działalność (mierzoną wartością przychodów brutto według sprawozdania finansowego za roku	10.2.6.	A change in control of the Lessee has occurred, being either that (i) Mkango Resources Limited (Vancouver Canada) or its legal successor ceases to be the holder of a minimum 50% + 1 shares in the Lessee or loses the right to a minimum 50% + 1 vote in the total number of votes that can be cast at the General Shareholder's Meeting of the Lessee, or, (ii) control of Mkango Resources Limited (Vancouver, Canada) has been acquired by a company or other entity which is not a member of the capital group of Grupa Azoty S.A. with its seat in Tarnów and whose primary business activity (as measured by gross revenue in the financial statements of the company in the previously completed financial year,) is the production of one or more of the following products: urea nitrate solution (UAN), ammonium nitrate,

	poprzedzający) w zakresie wytwarzania jednego lub wielu z następujących produktów: roztworu saletrzano-mocznikowego (RSM), saletry amonowej, mocznika, siarczanu amonu, melaminy, kaprolaktamu, poliamidów, alkoholi OXO, , kwasu azotowego, nadtlenku wodoru, AdBlue, , fosforanu amonu, skroplonego dwutlenku węgla, suchego lodu, wodoru, azotu ciekłego, wody amoniakalnej, amoniaku ciekłego, kwasu azotowego, chyba że Wydzierżawiający udzieli na to zgodę na wniosek Dzierżawcy lub Mkango Resources Limited (Vancouver, Canada), z zastrzeżeniem że Wydzierżawiający nie może odmówić lub opóźniać wydania zgody bez ważnej przyczyny.		urea, ammonium sulphate, melamine, caprolactam, polyamides, OXO alcohols, nitric acid, hydrogen peroxide, AdBlue, ammonium phosphate, liquefied carbon dioxide, dry ice, hydrogen, liquid nitrogen, ammonia water, liquid ammonia and nitric acid, unless the Lessor consents thereto upon the request by the Lessee or Mkango Resources Limited (Vancouver, Canada), provided that such consent cannot be unreasonably withheld or delayed.
10.2.7.	Dzierżawca nie doręczy Wydzierżawiającemu Gwarancji wystawionej zgodnie z Punktem 9.19, w terminie 3 miesięcy od pisemnego wezwania Dzierżawcy przez Wydzierżawiającego do jej doręczenia.	10.2.7.	The Lessee will not provide the Lessor with the Guarantee issued in accordance with Clause 9.19. within 3 months from the written request sent from the Lessor to the Lessee demanding such Guarantee to be provided.
10.2.8.	Wobec Dzierżawcy zostanie złożony wniosek o otwarcie postępowania restrukturyzacyjnego, o ogłoszenie upadłości lub ostanie otwarta likwidacja Dzierżawcy.	10.2.8.	An application for declaration of bankruptcy or restructuring of the Lessee is filed or the liquidation of the Lessee commences.
10.3.	Z zastrzeżeniem postanowień Punktu 12, po upływie Początkowego Okresu Dzierżawy każda ze Stron będzie mogła wypowiedzieć niniejszą Umowę z zachowaniem 5-letniego okresu wypowiedzenia ze skutkiem na koniec roku kalendarzowego.	**10.3.**	Subject to Clause 12, upon the expiry of the Initial Lease Period, each Party shall have a right to terminate the Agreement with a 5 years' notice period, effective at the end of the calendar year.
10.4.	Poza opisanymi wyżej oraz przewidzianymi bezwzględnie obowiązującymi przepisami prawa przypadkami wypowiedzenia Umowy w trybie natychmiastowym żadna ze Stron nie może rozwiązać niniejszej Umowy za wypowiedzeniem przed upływem Początkowego Okresu Dzierżawy.	**10.4.**	Apart from the instances of immediate termination described above and those provided for by mandatory provisions of law, neither Party may terminate this Agreement prior to the Initial Lease Period.

11.	**Rozliczenia Stron w przypadku wypowiedzenia lub wygaśnięcia Umowy**	**11.**	**Settlements between the Parties in the event of termination or expiry of the Agreement**
11.1.	W przypadku wygaśnięcia Umowy na podstawie Punktu 5.3 albo wypowiedzenia Umowy przez Dzierżawcę na podstawie Punktu 10.1.3 Umowy i jeżeli takie wypowiedzenie nie nastąpi z przyczyn leżących po stronie Wydzierżawiającego, Dzierżawca będzie zobowiązany do zwrotu Wydzierżawiającemu kwoty uzasadnionych i koniecznych wydatków jakie Wydzierżawiający poniósł na wykonanie infrastruktury i przyłączy, o których mowa w Punkcie 6.3 Umowy z uwzględnieniem amortyzacji, na warunkach określonych w Umowie Współpracy.	**11.1.**	In the event of termination of the Agreement pursuant to Clauses 5.3 or by the Lessee pursuant to Clause 10.1.3 of the Agreement and provided that such termination does not occur for reasons attributable to the Lessor, the Lessee will be obliged to reimburse the Lessor for the amount of reasonable and necessary expenses incurred by the Lessor in relation to the construction of infrastructure and connections referred to in Clause 6.3 of the Agreement, taking into account depreciation, under the conditions specified in the Cooperation Agreement.
11.2.	W przypadku wygaśnięcia albo rozwiązania Umowy Dzierżawca jest zobowiązany do zwrotu Przedmiotu Dzierżawy w stanie nie pogorszonym, w terminie uzgodnionym z Wydzierżawiającym, nie dłuższym niż 18 miesięcy od dnia wygaśnięcia albo rozwiązania Umowy, z uwzględnieniem postanowień Punktów 11.3 do 11.13.	**11.2.**	In the event of termination of the Agreement, the Lessee is obliged to return the Leased property, in a non-deteriorated state, within the time agreed with the Lessor, but not later than 18 months from the date of the termination of the Agreement, taking into account Clauses 11.3 to 11.13.
11.3.	W przypadku rozwiązania Umowy przez Wydzierżawiającego z przyczyn określonych w Punkcie 10.2 oraz w przypadku wygaśnięcia Umowy na podstawie Punktu 5.3 albo wypowiedzenia Umowy przez którąkolwiek ze Stron zgodnie z postanowieniami Punktu 10.3, Dzierżawca przed zwrotem Przedmiotu Dzierżawy jest zobowiązany na swój koszt do likwidacji prowadzonej na nim działalności, usunięcia z Przedmiotu Dzierżawy wszystkich instalacji, urządzeń lub innych elementów Rafinerii, usunięcia ewentualnych szkód w środowisku gruntowo-wodnym, w tym do rekultywacji terenu na którym wystąpiły te szkody, oraz zabezpieczenia i uprzątnięcia terenu Przedmiotu Dzierżawy.	**11.3.**	In the event of termination of the Agreement by the Lessor, pursuant to Clause 10.2 and in the event of termination of the Agreement as per clause 5.3 or by either Party in accordance with the provisions of Clause 10.3, prior to the return of the Leased Property, the Lessee will be obliged to liquidate at its own expense, the business activity conducted on the Leased Property, remove from its premises any and all installations, equipment or any other components of the Plant, repair any possible damage to the ground and water environment, including remediation of the area affected with the damage, as well as to secure and clean the premises of the Leased Property.
11.4.	W przypadku jeżeli w dniu określonym w Punkcie 11.2 zobowiązania Dzierżawcy, o których mowa w Punkcie 11.3 Umowy, nie będą wykonane, Wydzierżawiający będzie uprawniony do wykonania wszystkich niezbędnych prac związanych z likwidacją	**11.4.**	Should the Lessee's obligations referred to in Clause 11.3 of the Agreement not be fulfilled as at the date specified in Clause 11.2, the Lessor will be entitled to perform all necessary works related to the liquidation of the Lessee's activity, securing and cleaning up the Leased

	działalności Dzierżawcy, zabezpieczeniem i uprzątnięciem Przedmiotu Dzierżawy, usunięciem powstałych szkód i zabezpieczeniem ruchomości Dzierżawcy, w zakresie jaki wynika z Punktu 11.3, a Dzierżawca zobowiązany będzie do zwrotu Wydzierżawiającemu poniesionych przez niego kosztów i wydatków z tym związanych.		Property, removing the resulting damage and securing the Lessee's movable property, to the extent specified in Clause 11.3, and the Lessee will be obliged to reimburse the Lessor for the costs and expenses incurred as a result of performing the above works.
11.5.	W przypadku rozwiązania Umowy przez Dzierżawcę z przyczyn określonych w Punkcie 10.1.1, 10.1.2 albo z przyczyn określonych w Punkcie 10.1.3 jeżeli korzystanie z Przedmiotu Dzierżawy lub prowadzenie Rafinerii stanie się niemożliwe lub nadmiernie utrudnione z przyczyn leżących po stronie Wydzierżawiającego, polegających na rażącym nie wykonywaniu przez Wydzierżawiającego zobowiązań określonych w Umowie Współpracy lub Umowach Dostawy, wszelkie czynności, o których mowa w Punkcie 11.3 zostaną wykonane na koszt Wydzierżawiającego lub, jeżeli Strony tak uzgodnią, przez Wydzierżawiającego na jego koszt.	**11.5.**	In the event of termination of the Agreement by the Lessee for reasons specified in Clause 10.1.1, 10.1.2 or for reasons specified in Clause 10.1.3 in this case if the use of the Leased Property or operation of the Plant becomes impossible or excessively difficult for reasons attributable to the Lessor, consisting in gross failure to fulfil obligations by the Lessor, specified in the Cooperation Agreement or the Supply Agreements, all activities referred to in Clause 11.3 will be performed at the expense of the Lessor or, if the Parties so agree, by the Lessor at its expense.
11.6.	W przypadku rozwiązania Umowy przez Dzierżawcę na podstawie Punktu 10.1.3 z przyczyn nie leżących po stronie Wydzierżawiającego, nie polegających na rażącym niewykonywaniu przez Wydzierżawiającego zobowiązań określonych w Umowie Współpracy lub Umowach Dostawy, zastosowanie będą miały zasady określone w Punktach 11.3 do 11.4.	**11.6.**	In the event of termination of the Agreement by the Lessee pursuant to Clause 10.1.3 for reasons not attributable to the Lessor, not consisting in gross failure by the Lessor to fulfil obligations specified in the Cooperation Agreement or the Supply Agreements, the provisions set out in Clauses 11.3 to 11.4 will apply.
11.7.	W każdym przypadku wygaśnięcia albo rozwiązania niniejszej Umowy, niezależnie od podstawy jej wygaśnięcie albo rozwiązania, Dzierżawca będzie zobowiązany do usunięcia na swój koszt ewentualnych szkód w środowisku gruntowo-wodnym, w tym do rekultywacji terenu na którym wystąpiły te szkody. Celem potwierdzenia, że stan środowiska gruntowo-wodnego dotyczącego Przedmiotu Dzierżawy nie uległ pogorszeniu w stosunku do stanu określonego w Raporcie początkowym, o którym mowa w Punkcie 4.3, Dzierżawca wykona na swój koszt raport końcowy stanu środowiska gruntowo-wodnego, według stanu na dzień po	**11.7.**	In any event of termination of this Agreement, regardless of the basis for its termination, the Lessee, at its own expense, will be obliged to repair any possible damage to the ground and water environment, including remediation of the area affected with the damage. In order to confirm that the ground and water conditions are not deteriorated as compared to the ones disclosed in the Initial Report referred to in Clause 4.3, the Lessee, at its own expense, shall complete the final report of the ground and water conditions as at the day immediately after the completion of all activities referred to above, connected with the liquidation of the conducted activity. Any materials resulting

	zakończeniu wszelkich w/w czynności związanych z likwidacją prowadzonej działalności. Wszelkie materiały pochodzące z likwidacji prowadzonej na Przedmiocie Dzierżawy działalności, Dzierżawca zobowiązuje się zagospodarować poza terenem Wydzierżawiającego we własnym zakresie i na własny koszt.		from the liquidation of the activity conducted on the Leased Property shall be developed by the Lessee outside the premises of the Leased Property, on its own and at its own expense.
11.8.	Likwidacja prowadzonej przez Dzierżawcę działalności będzie prowadzona na podstawie opracowanego przez Dzierżawcę i uzgodnionego z Wydzierżawiającym planu likwidacji działalności.	**11.8.**	The liquidation of the activity conducted by the Lessee will be carried out on the basis of the liquidation plan made by the Lessee and agreed with the Lessor.
11.9.	Przekazanie Przedmiotu Dzierżawy nastąpi w oparciu o podpisany przez obie Strony protokół zdawczo – odbiorczy, którego załącznikiem będzie raport końcowy stanu środowiska gruntowo-wodnego, o którym mowa w Punkcie 11.7 Umowy.	**11.9.**	The Leased Property shall be released on the basis on the release and acceptance protocol signed by both Parties and the final report of the ground and water conditions, referred to in Clause 11.7 above, which shall constitute an attachment thereto.
11.10.	W ramach planu likwidacji działalności, o którym mowa w Punkcie 11.8, Strony mogą uzgodnić, że Wydzierżawiający będzie miał prawo zatrzymać niektóre z nakładów trwale związanych z gruntem za zapłatą sumy odpowiadającej ich wartości w dniu rozwiązania Umowy, ustalonej przez niezależnego rzeczoznawcę, a za zgodą Dzierżawcy także inne nakłady za zapłatą sumy odpowiadającej ich wartości w chwili rozwiązania Umowy.	**11.10.**	As part of the liquidation plan referred to in Clause 11.8, the Parties may agree that the Lessor will have the right to keep some of the outlays permanently fixed to the ground, upon payment of a price reflecting their value as at the date of the termination of the Agreement, established by an independent appraiser, and, with the consent of the Lessee, to also keep other outlays upon payment of a price reflecting their value as at the date of termination of the Agreement.
11.11.	Do czasu zwrotu Przedmiotu Dzierżawy Dzierżawca zobowiązany będzie do uiszczania wynagrodzenia za korzystanie z Przedmiotu Dzierżawy według stawek obowiązujących w ostatnim roku dzierżawnym w takim stosunku, w jakim okres władania przez Dzierżawcę Przedmiotem Dzierżawy po rozwiązaniu Umowy pozostaje do całego roku dzierżawnego.	**11.11.**	Until the return of the Leased Property, the Lessee will be obliged to pay the fee for the use of the Leased Property, in accordance with the rates applicable in the last lease year, proportional to the elapsed time in the given year.
11.12.	W przypadku opóźnienia Dzierżawcy w zwrocie Przedmiotu Dzierżawy dłuższym niż jeden miesiąc ponad termin zwrotu określony w niniejszej Umowie, Dzierżawca zapłaci Wydzierżawiającemu karę umowną w wysokości [**] Kara umowna będzie płatna na rachunek	**11.12.**	In the event of the Lessee's delay in returning the Leased Property for more than one month beyond the return date specified in this Agreement, the Lessee shall pay the Lessor a contractual penalty in the amount of [**] The contractual penalty will be payable to the bank account indicated by the Lessor in

	bankowy wskazany przez Wydzierżawiającego w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Dzierżawcę. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej. Jeżeli kara umowna nie będzie pokrywać poniesionej przez Wydzierżawiającego szkody, Dzierżawca będzie zobowiązany do zapłaty odszkodowania uzupełniającego na zasadach ogólnych.		the request for payment of the contractual penalty within 30 days from the receipt of the request by the Lessee. The request should indicate the legal and factual basis of the penalty imposed. The request must be in writing. Notwithstanding the above, the Lessor shall have the right to claim damages should the amount of the above-mentioned contractual penalty not compensate the damage suffered by the Lessor.
11.13.	Dzierżawcy nie przysługuje wobec Wydzierżawiającego żadne roszczenie z tytułu nakładów jakie poczynił na Przedmiocie Dzierżawy, chyba że co innego zostanie uzgodnione na podstawie Punktu 11.10 niniejszej Umowy.	**11.13.**	The Lessee is not entitled to any claims against the Lessor for the outlays made on the Leased Property, unless otherwise agreed pursuant to Clause 11.10 of this Agreement.
11.14.	Strony mogą inaczej uregulować kwestie wzajemnych rozliczeń z tytułu rozwiązania niniejszej Umowy w odrębnej umowie	**11.14.**	The Parties may otherwise regulate the issues of their mutual settlements resulting from the termination of this Agreement in a separate agreement.
12.	**Oferta zawarcia nowej umowy dzierżawy**	**12.**	**An offer to enter into a new lease agreement**
12.1.	Wydzierżawiający niniejszym składa Dzierżawcy nieodwołalną ofertę zawarcia nowej umowy dzierżawy Przedmiotu Dzierżawy na 30 (trzydzieści) lat na warunkach takich samych i o takiej treści jak niniejsza Umowa, z uwzględnieniem waloryzacji Czynszu oraz innych zmian niniejszej Umowy dokonanych do dnia upływu Początkowego Okresu Dzierżawy („**Oferta**").	**12.1.**	The Lessor hereby makes to the Lessee an irrevocable offer to enter into a new lease agreement related to the Leased Property for 30 (thirty) years on the same terms as per this Agreement (the "**Offer**"), taking into account the indexation of the Rent and other amendments of this Agreement introduced by the end of the Initial Lease Period
12.2.	Dzierżawca może złożyć oświadczenie o przyjęciu Oferty nie wcześniej niż 3 lata i nie później niż 6 miesięcy przed upływem Początkowego Okresu Dzierżawy. Przyjęcie Oferty musi być dokonane w formie pisemnej z podpisami notarialnie poświadczonymi lub równoważnej albo wymaganej w danym czasie do dokonania wpisu w księdze wieczystej.	**12.2.**	The Lessee may accept the Offer by a declaration issued not earlier than 3 years and not later than 6 months before the Initial Lease Period expires. Acceptance of the Offer must be made in writing with notarized signatures or in any form equivalent or required at a given time to make an entry in the land and mortgage register.
12.3.	Oferta przestaje wiązać w przypadku, gdy Dzierżawca nie złoży oświadczenia o jej przyjęciu w terminie wskazanym w Punkcie 12.2. W wyniku przyjęcia przez Dzierżawcę Oferty, w dniu przyjęcia Oferty, dojdzie do zawarcia pomiędzy Wydzierżawiającym i Dzierżawcą nowej umowy dzierżawy Przedmiotu Dzierżawy.	**12.3.**	The Offer shall cease to be binding in the event that the Lessee does not issue a declaration of accepting the Offer within the time limit specified in Clause 12.2. As a result of the acceptance of the Offer by the Lessee, on the date of such acceptance, a new agreement between the Lessor and the Lessee for the lease of the Leased Property will be concluded.

12.4.	Wydzierżawiający zobowiązuje do współdziałania z Dzierżawcą w dobrej wierze w celu zawarcia nowej umowy o której mowa w Punkcie 12.3, w szczególności do uzyskania wszelkich zgód korporacyjnych lub wymaganych przepisami prawa w danym czasie.	**12.4.**	The Lessor undertakes to cooperate with the Lessee in good faith in entering into the new agreement described in Clause 12.3, in particular to obtain any corporate or legal approvals required at the time.
13.	**Zakaz cesji oraz prawo pierwokupu**	**13.**	**No assignment and pre-emptive rights**
13.1.	Żadna ze Stron nie może przenieść praw i obowiązków wynikających z niniejszej Umowy bez uprzedniej pisemnej zgody drugiej Strony.	**13.1.**	None of the Parties may transfer any rights and obligations resulting from this Agreement, unless upon the other Party's prior written consent.
13.2.	Bez uprzedniej pisemnej zgody Wydzierżawiającego Dzierżawca nie może poddzierżawić, najmować albo oddawać do bezpłatnego używania Przedmiotu Dzierżawy osobom trzecim, z wyłączeniem spółek należących do jednej grupy kapitałowej z Dzierżawcą w rozumieniu Ustawy z dnia 29 września 1994 roku o rachunkowości (tekst jednolity DZ.U.2023.120) („**Spółki z Grupy**").	**13.2.**	Without the prior written consent of the Lessor, the Lessee, may not sublet, rent or hand over the Leased Property for free-of-charge use to any third parties, except for companies belonging to one capital group with the Lessee, within the meaning of the Accounting Act of 29 September, 1994 (consolidated text, Journal of Laws DZ.U.2023.120) (**„the Group Companies**").
13.3.	Dzierżawcy przysługuje prawo pierwokupu Przedmiotu Dzierżawy. Do treści i wykonania zastrzeżonego Umową prawa pierwokupu stosuje się zasady uregulowane w przepisach prawa, w szczególności stosowne przepisy Kodeksu cywilnego.	**13.3.**	The Lessee holds a pre-emptive right to acquire the Leased Property. The provisions of the law, in particular the relevant provisions of the Polish Civil Code, shall apply to the scope and execution of the pre-emptive right granted in this Agreement.
13.4.	Wydzierżawiający wyraża zgodę na ujawnienie prawa dzierżawy oraz prawa pierwokupu w odniesieniu do części działki ewidencyjnej nr [**] stanowiącej Przedmiot Dzierżawy w rozumieniu Umowy w księdze wieczystej prowadzonej dla Nieruchomości. Wydzierżawiający zobowiązuje się nie zaskarżać dokonanych przez Sąd wieczystoksięgowy wpisów w zakresie ujawnienia prawa dzierżawy i pierwokupu Nieruchomości.	**13.4.**	The Lessor agrees to disclose in the land and mortgage register kept for the Property, the lease and the pre-emptive right relating to the part of the plot of land no. [**] constituting the Leased Property in accordance with this Agreement. The Lessor undertakes not to contest the entries made by the Land and Mortgage Register Court, regarding the disclosure of the lease and the pre-emptive right of the Property.
13.5.	Najpóźniej w terminie 60 dni od otrzymania wezwania od Wydzierżawiającego, Dzierżawca doręczy Wydzierżawiającemu oświadczenie o zgodzie na wykreślenie z księgi wieczystej prowadzonej dla Przedmiotu Dzierżawy, wpisu, o którym mowa w Punkcie 13.4, a na	**13.5.**	No later than 60 days from receipt of a request from the Lessor, the Lessee shall deliver to the Lessor a declaration of consent to deletion from the Land and Mortgage Register of the Leased Property, referred to in Section 13.4, and in the event of failure to fulfil this obligation, the

	wypadek niewykonania tego zobowiązania Dzierżawca zapłaci Wydzierżawiającemu karę umowną w wysokości [**] za każdy rozpoczęty tydzień opóźnienia w doręczeniu takiego oświadczenia. Kara umowna będzie płatna na rachunek bankowy wskazany przez Wydzierżawiającego w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Dzierżawcę. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej. Jeżeli kara umowna nie będzie pokrywać poniesionej przez Wydzierżawiającego szkody, Dzierżawca będzie zobowiązany do zapłaty odszkodowania uzupełniającego na zasadach ogólnych.		Lessee shall pay the Lessor a contractual penalty in the amount of [**] for each commenced week of delay in supplying such declaration. [**] . The contractual penalty will be payable to the bank account indicated by the Lessor in the request for payment of the contractual penalty within 30 days from the receipt of the request by the Lessee. The request should indicate the legal and factual basis of the penalty imposed. The request must be in writing. Notwithstanding the above, the Lessor shall have the right to claim damages should the amount of the above-mentioned contractual penalty not compensate the dama age suffered by the Lessor.
14.	**Klauzula poufności**	**14.**	**Confidentiality**
14.1.	Z zastrzeżeniem postanowień Punktów 14.2 - 14.10 poniżej, każda ze Stron niniejszym zobowiązuje się traktować zgodnie z warunkami Umowy jako informacje poufne wszystkie ujawnione przez drugą Stronę informacje (w szczególności: Studium Wykonalności, informacje dotyczące budowy i funkcjonowania Rafinerii), a także informacje dotyczące prowadzenia rozmów dotyczących Umowy oraz faktu zawarcia, treści oraz wykonywania Umowy oraz wszelkich innych umów w niej przewidzianych („**Informacje Poufne**"), niezależnie od tego czy ujawnione przed czy po dniu zawarcia niniejszej Umowy. Na potrzeby Umowy za informację uważa się jakąkolwiek informację wyrażoną za pomocą mowy, pisma, obrazu, rysunku, znaku, dźwięku albo zawartą w urządzeniu, przyrządzie lub innym przedmiocie, bądź wyrażoną w jakikolwiek inny sposób.	**14.1.**	Subject to the provisions set forth in Clauses 14.2 - 14.10 below, under the terms of the Agreement each Party hereby undertakes to treat as confidential any and all information disclosed by the other Party (in particular: the Feasibility Study, information relating to the construction and operation of the Plant), as well as information regarding the conduct of negotiations regarding the Agreement and the conclusion, content and performance of the Agreement and any other agreements provided for therein (**"Confidential Information"**), whether disclosed prior to or after entering into this Agreement. For the purposes of the Agreement, an information is any information expressed by means of speech, writing, image, drawing, sign and sound or any information contained in a device, instrument or in other object, or expressed in any other way.
14.2.	Dla celów Umowy, za upoważnionych do zapoznania się z Informacjami Poufnymi uważa się również tych członków organów i ewentualnych pracowników Stron, którzy są bezpośrednio zaangażowani w sprawy związane z przedmiotem Umowy i dla których znajomość tych informacji jest niezbędna dla wykonania zleconych im zadań oraz profesjonalnych doradców Stron lub instytucji finansowych świadczących usługi na ich rzecz,	**14.2.**	For the purposes of the Agreement, the persons authorized to know the Confidential Information shall also be the members of the company's bodies and the employees of the Parties who are directly involved in matters related to the subject of the Agreement and for whom the knowledge of the information is indispensable in order to perform the tasks assigned to them, and professional advisers of the Parties or financial institutions providing

	dla których znajomość tych informacji jest niezbędna dla wykonania zleconych im zadań pod warunkiem zobowiązania tych podmiotów przez odpowiednią Stronę do przestrzegania poufności Informacji Poufnych.		services to them, for whom the knowledge of the information is indispensable in order to perform the tasks assigned to them; provided that the entities mentioned above are obliged by the respective Party to keep the confidentiality of Confidential Information.
14.3.	Każda ze Stron może wykorzystać Informacje Poufne wyłącznie w celu wykonania niniejszej Umowy.	**14.3.**	Each Party may use Confidential Information exclusively in order to perform this Agreement.
14.4.	Informacje Poufne mogą być ujawniane osobom trzecim innym niż wymienione w Punkcie 14.2 powyżej tylko za pisemną zgodą Strony, której lub której Spółki z Grupy, te Informacje Poufne dotyczą.	**14.4.**	Confidential Information may be disclosed to third parties other than those mentioned in Clause 14.2 above only upon the written consent of the Party to which or which Group Companies this Confidential Information relates to.
14.5.	Za Informacje Poufne nie uważa się informacji, które:	**14.5.**	Information that:
	14.5.1. jeszcze przed podpisaniem Umowy lub w trakcie jej obowiązywania są lub staną się dostępne publicznie bez naruszenia Umowy lub przepisów prawa przez Stronę lub którykolwiek z podmiotów wymienionych w Punkcie 14.2;		14.5.1. before signing of the Agreement or during its term, already is or will become available to the public without the breach of the Agreement or any legal provisions by one Party or any of the entities mentioned in Clause 14.2;
	14.5.2. są lub staną się dostępne dla danej Strony z innego źródła, niż druga Strona lub podmioty wymienione w Punkcie 14.2, pod warunkiem, że zostały one uzyskane bez naruszenia prawa lub Umowy;		14.5.2. is or will become available to a given Party from a source other than the other Party or entities mentioned in Clause 14.2, provided that it was obtained without violating the law or the Agreement;
	14.5.3. zostały uzyskane niezależnie od drugiej Strony jako wynik pracy wykonanej przez Stronę lub jej doradców, którym druga Strona nie ujawniała takich informacji z zastrzeżeniem ich poufności; oraz		14.5.3. were obtained independently of the other Party as a result of work performed by one Party or its advisers to whom the other Party did not disclose such information confidentially; and
	14.5.4. informacje, co do których Strona, której dane informacje dotyczą, wyraziła uprzednią pisemną zgodę na ich ujawnienie.		14.5.4. information concerning one Party, which was disclosed upon prior written consent of this Party

			shall not be deemed Confidential Information.
14.6.	W przypadku, gdy Strona otrzyma żądanie ujawnienia jakichkolwiek Informacji Poufnych dotyczących drugiej Strony lub Spółki z Grupy na podstawie orzeczenia lub decyzji wydanej przez uprawniony do tego Sąd bądź organ administracji państwowej, albo też inny uprawniony organ, lub jeżeli Strona jest zobowiązana do ujawnienia Informacji Poufnych z mocy prawa, Strona ta zobowiązuje się, o ile będzie to prawnie dopuszczalne i wykonalne, do:	**14.6.**	In the event that a Party is required to disclose any Confidential Information relating to the other Party or its Group Company, on the basis of a ruling or decision issued by a competent court or an administrative body, or by any other competent authority, or if the Party is obliged to disclose Confidential Information ex lege, the said Party undertakes, insofar as it is legally permissible and enforceable, to:
	14.6.1. natychmiastowego powiadomienia drugiej Strony o wystąpieniu takiego żądania lub obowiązku oraz jego okolicznościach towarzyszących;		14.6.1. immediately notify the other Party about the occurrence of such a requirement or obligation and the accompanying circumstances;
	14.6.2. jeżeli ujawnienie Informacji Poufnych jest konieczne bądź zostanie uznane za celowe - dołożenia wszelkich starań dla uzyskania wiarygodnego zapewnienia, że Informacje Poufne nie będą dalej ujawniane.		14.6.2. should the disclosure of Confidential Information be necessary or deemed justified - make every effort to obtain reliable assurance that the Confidential Information will not be disclosed further.
14.7.	Strony niniejszym potwierdzają, że podmiot dominujący Dzierżawcy – spółka Mkango Resources Limited („Mkango") będzie uprawniona do ogłoszenia takich publicznych komunikatów dotyczących niniejszej Umowy jakie uzna za konieczne zgodnie z zasadami obowiązującymi na Toronto Venture Exchange lub na AIM Market Giełdy Papierów Wartościowych w Londynie (London Stock Exchange) lub przepisami prawa Kanady lub Wielkiej Brytanii, które mają zastosowanie do Mkango. Przed ogłoszeniem jakiegokolwiek komunikatu przez Mkango, Wydzierżawiający będzie miał możliwość, w rozsądnym zakresie, przejrzenia i zgłoszenia uwag do projektu komunikatu a Mkango zaakceptuje takie propozycje zmian, jeżeli nie będą one sprzeczne z obowiązującymi Mkango zasadami i przepisami prawnymi.	**14.7.**	The Parties hereby confirm that the Lessee's parent entity - Mkango Resources Limited ("Mkango") will be entitled to publish such public announcements regarding this Agreement as it deems necessary in accordance with the rules of the Toronto Venture Exchange or the AIM Market of the London Stock Exchange or the Canadian or UK law applicable to Mkango. Prior to any announcement by Mkango, the Lessor will have the opportunity, to a reasonable extent, to review and express its remarks to the draft announcement and Mkango will accept such proposed changes, provided that they do not conflict with the rules and regulations applicable to Mkango.
14.8.	Strony niniejszym potwierdzają, że Wydzierżawiający będzie uprawniony do ogłoszenia takich publicznych komunikatów	**14.8.**	The Parties hereby confirm that the Lessor will be entitled to publish such public announcements regarding this Agreement as it

	dotyczących niniejszej Umowy jakie uzna za konieczne zgodnie z ROZPORZĄDZENIEM PARLAMENTU EUROPEJSKIEGO I RADY (UE) NR 596/2014 z dnia 16 kwietnia 2014 r. w sprawie nadużyć na rynku (rozporządzenie w sprawie nadużyć na rynku) oraz uchylające dyrektywę 2003/6/WE Parlamentu Europejskiego i Rady i dyrektywy Komisji 2003/124/WE, 2003/125/WE i 2004/72/WE lub przepisami prawa polskiego które mają zastosowanie do Wydzierżawiającego. Przed ogłoszeniem jakiegokolwiek komunikatu przez Wydzierżawiającego, Mkango będzie miała możliwość, w rozsądnym zakresie, przejrzenia i zgłoszenia uwag do projektu komunikatu a Wydzierżawiający zaakceptuje takie propozycje zmian, jeżeli nie będą one sprzeczne z obowiązującymi Wydzierżawiającego zasadami i przepisami prawnymi.		deems necessary, in accordance with REGULATION (EU) NO 596/2014 OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL of 16 April 2014 on market abuse (market abuse regulation) and repealing Directive 2003/6 / EC of the European Parliament and of the Council and Commission Directive 2003/124 / EC, 2003/125 / EC and 2004/72 / EC or the provisions of the Polish law, applicable to the Lessor. Prior to any announcement by the Lessor, Mkango will have the opportunity, to a reasonable extent, to review and express its remarks to the draft announcement and the Lessor will accept such proposed changes, provided that they do not conflict with the rules and regulations applicable to the Lessor.
14.9.	Przekazanie Informacji Poufnych nie stanowi w żaden sposób przyznania jakiegokolwiek prawa własności intelektualnej.	**14.9.**	In no way does the disclosure of Confidential Information constitute a grant of any intellectual property rights.
14.10.	Niniejsze zobowiązanie do zachowania poufności będzie wiązało Strony również w okresie 5 lat po rozwiązaniu lub wygaśnięciu Umowy.	**14.10.**	This confidentiality obligation shall also be binding on the Parties for the period of 5 years after the termination or expiry of the Agreement.
15.	**Ochrona danych osobowych**	**15.**	**Personal Data Protection**
15.1.	Każda ze Stron będzie przetwarzać przekazane jej w wyniku zawarcia i wykonywania Umowy dane osobowe dotyczące wspólników, współpracowników, pracowników, przedstawicieli ustawowych, reprezentantów i pełnomocników drugiej strony w celu zawarcia i wykonywania Umowy.	**15.1.**	Each Party will process the personal data provided to it as a result of entering into and execution of this Agreement, in relation to partners, associates, employees, statutory representatives, representatives and attorneys of the other Party, in order to enter into and execute this Agreement.
15.2.	Obie Strony zobowiązują się przetwarzać dane osobowe udostępnione przez druga Stronę w sposób zgodny z obowiązującymi przepisami o ochronie danych osobowych, w szczególności z przepisami ogólnego rozporządzenia o ochronie danych (RODO).	**15.2.**	Each Party shall be obliged to process the personal data provided by the other Party in a manner consistent with the applicable personal data protection regulations, in particular the provisions of the General Data Protection Regulation (GDPR).
15.3.	Wydzierżawiający udostępnia Dzierżawcy klauzulę informacyjną dla kontrahentów	**15.3.**	The Lessor provides the Lessee with a privacy policy clause for contractors (the "Information

	(„Klauzula Informacyjna"), stanowiącą informację wymaganą na mocy art. 13 oraz 14 RODO, będącą Załącznikiem nr 5 do Umowy oraz Załącznik nr 1 do Klauzuli Informacyjnej.		Clause"), required under Article 13 and 14 of the GDPR, which constitutes Schedule no 5 to this Agreement and the Attachment 1 to the Information Clause.
15.4.	Dzierżawca zobowiązuje się do realizacji obowiązku informacyjnego w terminach wskazanych w przepisach RODO wobec wszystkich osób, o których mowa w Punkcie 15.1 powyżej, w imieniu Wydzierżawiającego występującego jako administrator danych osobowych. Realizacja tego obowiązku może nastąpić w szczególności poprzez przekazanie pełnej treści Klauzuli Informacyjnej osobom, o których mowa w Punkcie 15.1 powyżej przez Dzierżawcę.	**15.4.**	The Lessee undertakes to fulfil the information obligation within the period of time indicated in the provisions of the GDPR, in relation to all persons referred to in Section 15.1 above, on behalf of the Lessor acting in the capacity of the personal data administrator. In particular, this obligation may be fulfilled by conveying the full content of the Information Clause to the persons referred to in Section 15.1 above by the Lessee.
16.	**Klauzula antykorupcyjna**	**16.**	**Anti-corruption clause**
16.1.	Wykonując swoje obowiązki wynikające z niniejszej Umowy, Dzierżawca zobowiązuje się do przestrzegania wszelkich zasad przedstawionych w Kodeksie postępowania dla partnerów biznesowych Wydzierżawiającego. Kodeks jest dostępny pod adresem: https://pulawy.grupaazoty.com/odpowiedzialny-biznes/kodeks-etyki.	**16.1.**	When performing its obligations under this Agreement, the Lessee undertakes to comply with all the rules set out in the Code of Best Practice for the Lessor's business partners. The code is available at: https://pulawy.grupaazoty.com/odpowiedzialny-biznes/kodeks-etyki.
16.2.	Każda ze Stron zobowiązuje się, że wynagrodzenie (w całości lub w części) zapłacone przez drugą Stronę w związku z wykonywaniem Umowy nie będzie przeznaczone na finansowanie żadnych świadczeń pieniężnych lub niepieniężnych o charakterze korupcyjnym.	**16.2.**	Each Party undertakes that the remuneration (in whole or in part) paid by the other Party in connection with the execution of this Agreement will not be used to finance any corruptive benefits in cash or in kind.
16.3.	Każda ze Stron zobowiązuje się wspierać się nawzajem w procesie wykrywania i zwalczania korupcji i niezwłocznie poinformuje się wzajemnie, gdy tylko dowie się lub racjonalnie podejrzewa, że wystąpił przypadek korupcji w związku z wykonaniem niniejszej Umowy.	**16.3.**	Each Party undertakes to mutually support each other in the process intended to reveal and counteract corruption and shall inform each other immediately as soon as a given Party becomes aware or reasonably suspects that an instance of corruption has occurred in connection with the execution of this Agreement.
17.	**Zakaz konkurencji**	**17.**	**No-competition**

17.1.	W związku z zwarciem niniejszej Umowy i faktem, że Dzierżawca poniesie znaczne koszty związane z wykonaniem Studium Wykonalności i uzyskaniem Pozwolenia i przekaże Informacje Poufne Wydzierżawiającemu, Wydzierżawiający zobowiązuje się i gwarantuje, że przez okres 5 lat od dnia zawarcia niniejszej Umowy, ani on ani żaden z jego podmiotów powiązanych, nie wykorzysta całości ani części Informacji Poufnych w celu zawarcia jakiejkolwiek umowy, rozpoczęcia negocjacji, utworzeni joint venture lub realizacji projektu polegającego na budowie rafinerii metali ziem rzadkich.	**17.1.**	As a result of entering into this Agreement and due the fact that the Lessee will incur significant costs related to the Feasibility Study and obtaining the Permit and it will disclose the Confidential Information to the Lessor, the Lessor undertakes and guarantees that for the period of 5 years from the date of entering into this Agreement, neither the Lessor, nor any of its affiliates, shall use the Confidential Information or any part of it to conclude any agreement, start negotiations, establish a joint venture or implement a project consisting in the construction of a rare earth elements separation plant.
17.2.	W przypadku naruszenia Wydzierżawiającego zakazu konkurencji określonego w Punkcie 17.1, Wydzierżawiający zapłaci Dzierżawcy karę umowną w wysokości [**] za każdy przypadek naruszenia. Kara umowna będzie płatna na rachunek bankowy wskazany przez Wydzierżawiającego w wezwaniu do zapłaty kary umownej w terminie 30 dni od otrzymania tego wezwania przez Dzierżawcę. Wezwanie powinno zawierać wskazanie podstawy prawnej i faktycznej nałożonej kary. Wezwanie wymaga formy pisemnej.	**17.2.**	In the event of the violation of the no competition clause set forth in Clause 17.1 by the Lessor, the Lessor shall pay the Lessee a contractual penalty in the amount of [**] for each case of such violation. The contractual penalty will be payable to the bank account indicated by the Lessor in the request for payment of the contractual penalty, within 30 days from the receipt of the request by the Lessee. The request shall include the legal and factual basis of the imposed penalty. The request shall be made in writing.
18.	**Prawo rządzące i rozstrzyganie sporów**	**18.**	**Governing Law and Dispute Resolution**
18.1.	Niniejsza Umowa regulowana jest prawem polskim. W szczególności do spraw nieuregulowanych niniejszą Umową stosuje się przepisy Kodeksu cywilnego.	**18.1.**	This Agreement is governed by Polish law. In particular, the provisions of the Polish Civil Code shall apply to matters not covered by this Agreement.
18.2.	Z zachowaniem uprawnień wynikających z Umowy podpisanej 6 kwietnia 1990 roku pomiędzy Rządem Rzeczpospolitej Polskiej a Rządem Kanady w sprawie popierania i wzajemnej ochrony inwestycji (Dz. U. 1991 nr 27 poz. 114), Strony zgadzają się, iż wszelkie ewentualne spory, kontrowersje lub roszczenia wynikające z lub związane z niniejszą Umową będą ostatecznie rozstrzygane przez sąd arbitrażowy, działający zgodnie z regulaminem London Court of International Arbitration (LCIA), obowiązującym w dniu doręczenia zawołania na arbitraż (*request for arbitration*),	**18.2.**	With reservation to rights resulting from the Agreement concluded on 6 April 1990 between the Government of the Republic of Poland and the Government of Canada on the promotion and mutual protection of investments (Dz. U. 1991 no 27 item 114), The parties agree that any dispute, controversy or claim arising out of or in connection with this Agreement will be finally settled by an arbitration tribunal, acting in accordance with the rules of the London Court of International Arbitration applicable on the date on which the request for arbitration is brought, which rules shall be deemed to be

	który Strony niniejszym uznają za część niniejszej Umowy. Spór będzie rozstrzygany przez 1 arbitra, językiem postępowania będzie język angielski a miejscem arbitrażu będzie Warszawa.		incorporated into this Agreement. The dispute will be resolved by 1 arbitrator, the language of the proceedings will be English and the place of arbitration will be Warsaw.
19.	**Siła wyższa**	**19.**	**Force majeure**
19.1.	Siła Wyższa oznacza takie przypadki lub zdarzenia, które są poza kontrolą i nie są spowodowane przez żadną ze Stron, których nie można było przewidzieć ani uniknąć, a które zaistnieją po podpisaniu Umowy i staną się przeszkodą w realizacji zobowiązań w niej określonych. Są to w szczególności:	**19.1.**	Force Majeure means such cases or events that are beyond the control of and are not caused by any of the Parties, which cases or events could not have been foreseen or avoided, and which will arise after signing the Agreement and become an obstacle to the fulfilment of the obligations set out therein. In particular, they include:
	19.1.1. wojny oraz inne działania zbrojne, inwazyjne, działania terrorystyczne, mobilizacje lub embarga,		19.1.1. wars and other military and invasive activity, terrorist activity, mobilizations or embargoes,
	19.1.2. promieniowanie radioaktywne lub skażenie przez radioaktywność od paliwa jądrowego lub odpadów jądrowych, ze spalania paliwa jądrowego, radioaktywnych toksycznych materiałów wybuchowych oraz innych niebezpiecznych właściwości wszelkich wybuchowych zespołów nuklearnych składników,		19.1.2. radioactive radiation or contamination by radioactivity from nuclear fuel or nuclear waste, from the combustion of nuclear fuel, radioactive toxic explosives and other hazardous properties of any explosive assemblies of nuclear components,
	19.1.3. rebelia, rewolucja, powstanie, przewrót wojskowy lub cywilny albo wojna domowa,		19.1.3. insurgency, revolution, insurrection, military or civil coup or civil war,
	19.1.4. pandemie, trzęsienie ziemi, powódź, pożar lub inne klęski żywiołowe (ogłoszone przez stosowne władze),		19.1.4. pandemics, earthquakes, floods, fire or other natural disasters (announced by the relevant authorities),
	19.1.5. działania organów władzy publicznej, w tym akty prawne wydane przez organy władzy, w tym władze rządowe lub samorządowe Rzeczpospolitej Polskiej albo organy Unii Europejskiej,		19.1.5. activities of public authorities, including legal acts issued by authorities, including governmental or local government authorities of the Republic of Poland or official bodies of the European Union,

	19.1.6. odkrycia i badania archeologiczne, historyczne, przyrodnicze itp.,		19.1.6. archaeological, historical and natural discoveries and research, etc.,
	19.1.7. akcje protestacyjne organizacji ekologicznych lub społecznych.		19.1.7. protest actions of environmental or social organizations.
19.2.	Strajki uważane będą za Siłę Wyższą, jeżeli będą to strajki generalne (w całym kraju) lub całych gałęzi przemysłu i jeśli zostaną ogłoszone w danym kraju zgodnie z obowiązującymi przepisami o rozwiązaniu sporów zbiorowych (jeśli ma zastosowanie).	**19.2.**	Strikes will be considered Force Majeure if they are general strikes (nationwide) or refer to entire industries and if announced in a given country in accordance with applicable collective dispute settlement laws (if applicable).
19.3.	Brak środków finansowych nie będzie uważany za Siłę Wyższą ani też żadna Siła Wyższa nie będzie zawieszać żadnego zobowiązania finansowego określonego Umową.	**19.3.**	The lack of financial resources will not be considered Force Majeure, nor will any Force Majeure suspend any financial obligation specified in the Agreement.
19.4.	Wystąpienie i zakończenie wydarzeń spowodowanych Siłą Wyższą zostanie zakomunikowane Stronie drugiej, nie później niż w ciągu 3 dni roboczych od daty zaistnienia lub ustąpienia działania Siły Wyższej:	**19.4.**	The occurrence and termination of events caused by Force Majeure will be communicated to the other Party, no later than within 3 business days from the date of occurrence or termination of the Force Majeure event:
	19.4.1. Strona informująca o zaistnieniu Siły Wyższej jest zobowiązana określić zdarzenie, jego przyczyny oraz konsekwencje dla wykonania Umowy;		19.4.1. The Party notifying about the occurrence of Force Majeure is obliged to specify the event, its causes and consequences for the execution of the Agreement.
	19.4.2. Strona, która przekazała pisemne powiadomienie będzie zwolniona ze zobowiązań lub dotrzymania terminu swoich zobowiązań tak długo, jak długo będzie trwało to zdarzenie lub jego skutki. Termin realizacji wzajemnych zobowiązań będzie stosownie przedłużony o czas trwania zdarzenia lub jego skutków.		19.4.2. The Party that has delivered the written notification will be released from its obligations or from meeting its obligations as long as the event or its consequences lasts. The deadline for the fulfilment of mutual obligations will be appropriately extended by the duration of the event or its effects.
19.5.	Strona dotknięta działaniem Siły Wyższej podejmie stosowne wysiłki dla zminimalizowania jej skutków i wznowi wykonywanie Umowy niezwłocznie, gdy tylko będzie to możliwe.	**19.5.**	The party affected by Force Majeure will make appropriate efforts to minimize its effects and will resume execution of the Agreement as soon as possible.
19.6.	Jeśli wystąpienie Siły Wyższej uniemożliwia Stronie wykonywanie w całości jakichkolwiek zobowiązań na mocy Umowy lub powoduje brak zdolności Strony do wykonania takich	**19.6.**	If the occurrence of Force Majeure prevents the Party from fully performing any obligations under the Agreement or results in the Party's inability to fulfil such obligations, to the extent

	zobowiązań, takie zobowiązanie Strony, w stopniu w jakim Siła Wyższa oddziałuje na nie, zostanie zawieszone w okresie gdy występowanie Siły Wyższej nadal uniemożliwia Stronie wykonywanie takiego zobowiązania lub powoduje brak jej zdolności do wykonania takiego zobowiązania (i tylko przez taki okres).		of the impact of Force Majeure, such obligation will be suspended for the period when the occurrence of Force Majeure still prevents the Party from fulfilling such obligation or results in the inability of this Party to fulfil the said obligation (and exclusively for such a period).
19.7.	Za opóźnienia wynikłe z wydarzeń spowodowanych Siłą Wyższą żadna ze Stron nie może żądać odszkodowania, rekompensaty lub udziału w naprawie szkód.	**19.7.**	Neither of the Parties may claim indemnity, compensation or participation in the repair of damages for any delays resulting from events caused by Force Majeure.
20.	**Klauzula sankcyjna**	**20.**	**Sanctions Clause**
20.1.	Strony oświadczają, że zgodnie z ich najlepszą wiedzą na dzień zawarcia Umowy zarówno one, jak i ich podmioty powiązane w rozumieniu par. 9 Międzynarodowego Standardu Rachunkowości 24 Ujawnianie informacji na temat podmiotów powiązanych oraz członkowie ich organów oraz osoby działające w ich imieniu i na ich rzecz: (a) pozostają w zgodności z przepisami w zakresie zerwania lub ograniczenia w całości lub w części stosunków gospodarczych i finansowych z jednym lub z większą liczbą państw trzecich oraz przepisami w zakresie przeciwdziałania praniu brudnych pieniędzy i finansowaniu terroryzmu Unii Europejskiej, Rzeczpospolitej Polskiej, Zjednoczonego Królestwa Wielkiej Brytanii i Irlandii Północnej, Stanów Zjednoczonych Ameryki Północnej, Królestwa Norwegii oraz Organizacji Narodów Zjednoczonych („Przepisy Sankcyjne"); (b) nie są objęte jakimikolwiek sankcjami, w tym ekonomicznymi, embargami handlowymi, zakazami przekazywania środków finansowych i zasobów gospodarczych lub innymi środkami ograniczającymi nałożonymi na podstawie Przepisów Sankcyjnych („Sankcje") oraz nie są osobami prawnymi lub fizycznymi bądź innymi podmiotami, z którymi Przepisy Sankcyjne zabraniają przeprowadzenia transakcji („Podmiot Objęty Sankcjami"); (c) nie są własnością ani w posiadaniu, ani w faktycznym władaniu, ani pod kontrolą w	**20.1.**	The Parties represent that, to the best of their knowledge, as at the date of this Agreement, the Parties and their related parties, within the meaning of paragraph 9 of International Accounting Standard 24 Related Party Disclosures , and members of their governing bodies and persons acting for and on behalf of the Parties: (a) comply with the regulations providing for the interruption or reduction, in part or completely, of economic and financial relations with one or more third countries and with the regulations on counteracting money laundering and financing of terrorism of the European Union, the Republic of Poland, the United Kingdom of Great Britain and Northern Ireland, the United States of America, the Kingdom of Norway and the United Nations (the "Sanctions Regulations"); (b) are not subject to any sanctions, including any economic sanctions, trade embargoes, prohibition on making available any funds or economic resources, or other restrictive measures under the Sanctions Regulations (the "Sanctions"), and are not legal persons, natural persons or other entities with whom transactions are prohibited under the Sanctions Regulations (a "Sanctioned Party"); (c) do not belong to and are not owned, held or controlled, within the meaning of Council Regulation (EU) No. 269/2014 of March 17th 2014 concerning restrictive measures in respect of actions undermining or threatening the territorial

	rozumieniu Rozporządzenia Rady (UE) nr 269/2014 z dnia 17 marca 2014 r. w sprawie środków ograniczających w odniesieniu do działań podważających integralność terytorialną, suwerenność i niezależność Ukrainy lub im zagrażających („Rozporządzenie 269/2014") Podmiotów Objętych Sankcjami; (d) nie uczestniczą w żadnym postępowaniu lub dochodzeniu prowadzonym przeciwko nim w związku z naruszeniem jakichkolwiek Przepisów Sankcyjnych lub Sankcji; (e) żaden Podmiot Objęty Sankcjami nie jest beneficjentem rzeczywistym Stron w rozumieniu Dyrektywy Parlamentu Europejskiego i Rady (UE) 2015/849 z dnia 20 maja 2015 r. w sprawie zapobiegania wykorzystywaniu systemu finansowego do prania pieniędzy lub finansowania terroryzmu, zmieniającej rozporządzenie Parlamentu Europejskiego i Rady (UE) nr 648/2012. (f) i uchylającej dyrektywę Parlamentu Europejskiego i Rady 2055/60/WE oraz dyrektywę Komisji 2006/70/WE.		integrity, sovereignty and independence of Ukraine ("Regulation 269/2014"), by any Sanctioned Parties; (d) do not participate in any proceedings or investigation against them for a breach of any Sanctions Regulations or Sanctions; (e) no Sanctioned Party is a beneficial owner of the Parties, within the meaning of Directive (EU) 2015/849 of the European Parliament and of the Council of May 20th 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing, amending Regulation (EU) No 648/2012 of the European Parliament and of the Council and repealing European Parliament and Council Directive 2055/60/EC and Commission Directive 2006/70/EC.
20.2.	Strony zobowiązują się, że w przypadku powzięcia jakiejkolwiek wątpliwości, co do zgodności z powołanymi powyżej przepisami, Strona identyfikująca te wątpliwości niezwłocznie powiadomi o nich drugą Stronę, w celu ich wyjaśnienia. Druga Strona zobowiązuje się do niezwłocznego podjęcia działań w celu wyjaśnienia zidentyfikowanych wątpliwości.	**20.2.**	Each Party agrees to immediately raise any concerns it may have regarding compliance with the above regulations with the other Party in order to resolve them. The other Party agrees to take prompt action to resolve the concerns raised.
20.3.	Ponadto Strony zobowiązują się do niezwłocznego informowania się wzajemnie o jakiejkolwiek zmianie okoliczności mającej wpływ na treść oświadczenia zawartego w Punkcie 20.1. oraz podjęcia stosownych działań w celu uniknięcia możliwości naruszenia jakichkolwiek Sankcji.	**20.3.**	Furthermore, the Parties agree to promptly notify each other of any change in circumstances affecting the content of the representation contained in Clause 20.1. and to take appropriate measures to avoid a potential breach of any Sanctions.
20.4.	Strony zobowiązują się do współpracy i wymiany wszelkich informacji dla celów weryfikacji prawdziwości oświadczenia zawartego w Punkcie 20.1.	**20.4.**	The Parties agree to cooperate and to exchange all information for the purpose of verifying the representation contained in Clause 20.1.

20.5.	Stwierdzenie nieprawdziwości oświadczenia zawartego w Punkcie 20.1. stanowi powód do rozwiązania Umowy ze skutkiem natychmiastowym, bez ponoszenia żadnych kosztów i kar umownych przez Stronę dokonującą rozwiązania Umowy. Strona dopuszczająca się naruszenia Sankcji zobowiązuje się do pokrycia wszelkich kosztów bezpośrednich i pośrednich związanych z rozwiązaniem Umowy z powodu naruszenia Sankcji, w tym także ewentualnych kosztów doradztwa prawnego oraz odszkodowań.	**20.5.**	If the representation contained in Clause 20.1. is found to be false, this shall constitute grounds for terminating this Agreement with immediate effect, without any costs and contractual penalties to the terminating Party. The Party breaching Sanctions agrees to pay all direct and indirect costs related to terminating this Agreement as a result of breaching the Sanctions, including any attorney's fees and damages.
20.6.	Strona, która złożyła nieprawdziwe oświadczenie zawarte w ust. 1 lub nie poinformowała drugiej Strony o zmianie okoliczności mających wpływ na jego treść zgodnie z Punktami 20.2. i 20.3., zobowiązuje się do pokrycia wszelkich kosztów drugiej Strony wynikających z zaistniałej sytuacji, w tym kosztów związanych z prowadzeniem ewentualnych postępowań w zakresie naruszenia Przepisów Sankcyjnych lub Sankcji w związku z Umową i kosztów związanych z rozwiązaniem Umowy ze skutkiem natychmiastowym oraz zapłaty kary umownej w wysokości [**]	**20.6.**	If the representation made by a Party in Clause 20.1. is false or if a Party has failed to notify the other Party of a change of circumstances affecting its content in accordance with Clauses 20.2. and 20.3., that Party agrees to cover all costs incurred by the other Party as a result of that, including the costs of any proceedings for a breach of the Sanction Regulations or Sanctions in connection with this Agreement and the costs related to terminating this Agreement with immediate effect, and to pay a contractual penalty of [**]
21.	**Postanowienia ogólne**	**21.**	**General Provisions**
21.1.	Postanowienie niniejszej Umowy, które będzie nieważne, niezgodne z prawem lub niewykonalne w dowolnym systemie prawa, będzie nieskuteczne w tym systemie prawa jedynie w zakresie, w jakim będzie nieważne, niezgodne z prawem lub niewykonalne oraz nie będzie miało żadnego wpływu na pozostałe postanowienia niniejszej Umowy w ramach tego systemu prawa i nie spowoduje nieważności, niezgodności z prawem ani niewykonalności tego ani innego postanowienia niniejszej Umowy w innym systemie prawa. Strony zobowiązują się do zastąpienia wszelkich nieważnych lub nieskutecznych postanowień nowymi ważnymi i skutecznymi postanowieniami, o treści jak najbardziej zbliżonej do treści postanowień nieważnych lub nieskutecznych.	**21.1.**	Any provision of this Agreement that is invalid, illegal or unenforceable under any jurisdiction will be ineffective under that jurisdiction only to the extent that it is invalid, unlawful or unenforceable and will not affect the remaining provisions of this Agreement in any way under this jurisdiction and will not render this or any other provision of this Agreement invalid, unlawful or unenforceable under any other jurisdiction. The parties undertake to replace any invalid or ineffective provisions with new valid and effective provisions, with the contents as close as possible to the invalid or ineffective provisions.
21.2.	Wszelkie zawiadomienia lub inne dokumenty przekazywane na podstawie niniejszej Umowy	**21.2.**	Any notices or other documents under this Agreement may be sent to the Party for which

	mogą być wysyłane Stronie, dla której będą przeznaczone, listem poleconym lub pocztą kurierską lub doręczone osobiście na adres Strony podany poniżej lub na inny adres podany drugiej Stronie zgodnie z Punktem 21.3 poniżej. Adresy Stron do korespondencji: dla Wydzierżawiającego: **Grupa Azoty Zakłady Azotowe „Puławy" S.A.** Aleja Tysiąclecia Państwa Polskiego 13 24-110 Puławy dla Dzierżawcy: **Mkango Polska Sp. z o.o.** ul. Kolejowa 45/147 01-210 Warsaw		they are intended, by registered mail, courier or delivered in person, to the Party's address given below, or to any other address provided to the other Party in accordance with Clause 20.3 below. Correspondence addresses of the Parties: for the Lessor: **Grupa Azoty Zakłady Azotowe „Puławy" S.A.** Aleja Tysiąclecia Państwa Polskiego 13 24-110 Puławy for the Lessee: **Mkango Polska Sp. z o.o.** ul. Kolejowa 45/147 01-210 Warsaw
21.3.	Strony obowiązane są niezwłocznie informować się wzajemnie o każdej zmianie danych, w szczególności jego adresu, siedziby, osób upoważnionych do reprezentacji pod rygorem skutecznych doręczeń na ostatni wskazany adres.	**21.3.**	The Parties are obliged to immediately notify each other about any change of data, in particular the address, registered office and authorized persons, under pain of effective delivery to the last indicated address.
21.4.	Niżej wymienione załączniki, o których mowa w niniejszej Umowie, stanowią jej integralną część: **Załącznik nr 1** Ogólny opis Rafinerii **Załącznik nr 2** mapka Przedmiotu Dzierżawy **Załącznik nr 3** KRS Dzierżawcy **Załącznik nr 4** KRS Wydzierżawiającego **Załącznik nr 5** Klauzula RODO **Załącznik nr 6** kopia umowy sprzedaży Nieruchomości	**21.4.**	The following schedules, referred to in this Agreement, constitute an integral part hereof: **Schedule no 1** General description of the Plant **Schedule no 2** The map of the Leased Property **Schedule no 3** Copy of the Lessee's entry at the National Court Register **Schedule no 4** Copy of the Lessee's entry at the National Court Register **Schedule no 5** RODO Clause **Schedule no 6** copy of a sale agreement regarding the Property
21.5.	Niniejsza Umowa zostaje zawarta w formie pisemnej z podpisami notarialnie poświadczonymi. Wszelkie zmiany niniejszej Umowy oraz oświadczenia w przedmiocie jej rozwiązania wymagają formy pisemnej z podpisami notarialnie poświadczonymi pod rygorem nieważności.	**21.6.**	This Agreement is executed in writing with notarized signatures of both Parties. Under pain of nullity, any amendments to this Agreement and declarations regarding its termination shall be made in writing with notarized signatures.

21.7.	Umowa została sporządzona w czterech jednobrzmiących egzemplarzach, w tym 2 egzemplarzach dla Wydzierżawiającego i 2 egzemplarzach dla Dzierżawcy.	**21.8.**	The contract has been made in four identical counterparts, 2 counterparts for the Lessor and 2 counterparts for the Lessee.
21.9.	W przypadku rozbieżności pomiędzy wersjami językowymi, angielska wersja językowa będzie rozstrzygająca.	**21.10.**	In case of any discrepancy between the two versions, the English version shall prevail.
W DOWÓD POWYŻSZEGO Strony podpisały Umowę w dniu wskazanym na wstępie. **DZIERŻAWCA:** **WYDZIERŻAWIAJĄCY:**		**IN CONFIRMATION OF THE ABOVE, the Agreement is duly signed by the Parties on the date indicated in the Preamble.** **LESSEE:** **LESSOR:**	

1. MKANGO POLSKA SP. Z O.O.

2. GRUPA AZOTY ZAKŁADY AZOTOWE PUŁAWY S.A.

ANEKS nr 1

DO WARUNKOWEJ UMOWY DZIERŻAWY

ANNEX NO 1 TO LEASE OPTION AGREEMENT

Niniejszy **ANEKS NR 1 DO WARUNKOWEJ UMOWY DZIERŻAWY** („**Aneks**") został zawarty w Puławach w dniu 12 lutego 2025 roku.	This **ANNEX NO 1 TO LEASE OPTION AGREEMENT** („**Annex**") was made in Puławy on February 12, 2025.
POMIĘDZY:	**BETWEEN:**
(1) **Grupą Azoty Zakłady Azotowe „Puławy" S.A.**, z siedzibą przy Alei Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000011737, NIP 7160001822, REGON 430528900, zwaną dalej **„Wydzierżawiającym"**	(1) **Grupa Azoty Zakłady Azotowe "Puławy" S.A.**, with its registered seat at Aleja Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, entered in the register of entrepreneurs of the National Court Register with KRS no 0000011737, NIP 7160001822, REGON 430528900 , hereinafter referred to as the **„Lessor"**
oraz	and
(2) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** z siedzibą przy ul. Kolejowej 45/147, 01-210 Warszawa, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000877069, NIP 5223195397, REGON 387918962, zwaną dalej „**Dzierżawcą**"	(1) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** with its seat at ul. Kolejowa 45/147, 01-210 Warsaw, entered in the register of entrepreneurs of the National Court Registry (KRS) with KRS no0000877069, NIP 5223195397, REGON 387918962, hereinafter referred to as the „**Lessee**"
zwanymi dalej łącznie **Stronami** a indywidualnie **Stroną.**	jointly referred to as the **Parties** or, each individually as a **Party.**
ZWAŻYWSZY, ŻE:	**WHEREAS:**
(A) Wydzierżawiający i Dzierżawca zawarli 10 stycznia 2025 roku Warunkową Umowę Dzierżawy („**Umowa**") dotyczącą budowy zakładu rafinacji metali ziem rzadkich na gruncie należacycm do Wydzierżawiającego;	(A) On 10 January 2025, the Lessor and the Lessee have concluded a Lease Option Agreement ("**Agreement**"), regarding construction of the a rare earth element separation plant on real estate being in perpetual usufruct of the Lessor;
(B) Warunki Zawieszające określone w Umowie nie zostały spełnione do dnia 31 stycznia 2025 r.;	(B) The Conditions Precedent specified in the Agreement have not been met by January 31, 2025;

(C)	Umowa, w Punkcie 5.3. i 5.12. przewiduje możliwość zmiany terminu na spełnienie Warunków Zawieszających;	(C)	The Agreement, in Clauses 5.3. and 5.12., provides for the possibility of changing the deadline for fulfilling the Conditions Precedent;
(D)	Strony zgodziły się zmienić treść Warunków Zawieszających od spełnienia których uzależniły wejście w życie Umowy;	(D)	The Parties have agreed to change the content of the Conditions Precedent to the fulfilment of which they made the entry into force of the Agreement conditional;
STRONY UZGADNIAJĄ CO NASTĘPUJE:		**IN WITNESS WHEREOF, THE PARTIES AGREE THE FOLLOWING:**	
1.	**Zmiana Umowy**	1.	**Amendment to the Agreement**
1.1.	Terminy pisane z dużej litery nie zdefiniowane inaczej w niniejszym Aneksie mają znaczenie nadane im w Umowie.	**1.1.**	Terms in capital letters not defined otherwise in this Annex shall have a meaning ascribed to them in the Agreement.
1.2.	Strony niniejszym zmieniają Umowę w ten sposób, że:	**1.2.**	The Parties hereby amend the Agreement in the following way:
1.2.1.	**Punkt 5.4.** Umowy otrzymuje następujące brzmienie: „5.4. Warunki Zawieszające są następujące: Wydzierżawiający uzyska zgodę swojej Rady Nadzorczej, a Dzierżawca swojej Rady Dyrektorów na zawarcie Umowy."	**1.2.2.**	**Clause 5.4.** of the Agreement shall have the following wording: "5.4. The Conditions Precedent are as follows: Lessor obtains the consent from its Supervisory Board and the Lessee obtains the consent from its Board of Directors for entering into this Agreement."
2.	**Postanowienia inne**	**2.**	**Other Provisions**
2.1.	Wydzierżawiający oświadcza, że w dniu 24 stycznia 2025 r. uzyskał zgodę swojej Rady Nadzorczej na zawarcie Umowy.	2.1.	The Lessor declares that on January 24, 2025, it obtained the consent of its Supervisory Board to enter into this Agreement.
2.2.	Dzierżawca oświadcza, że w dniu 02 lutego 2025 r. uzyskał zgodę swojej Rady Dyrektorów na zawarcie Umowy.	2.2.	The Lessee declares that on February 02, 2025, it obtained the consent of its Board of Directors to enter into this Agreement.
2.3.	W związku z oświadczeniami zawartymi wyżej w Punkcie 2.1. i 2.2., Wydzierżawiający i Dzierżawca oświadczają, że Warunki Zawieszające zostały spełnione i Umowa weszła w życie.	2.3.	Taking into account the declarations contained above in Clause 2.1. and 2.2., the Lessor and the Lessee declare that the Conditions Precedent have been fulfilled and the Agreement has entered into force.
2.4.	Pozostałe postanowienia Umowy pozostają bez zmian.	2.4.	Other provisions of the Agreement remain unchanged.

2.5.	Niniejszy Aneks zostaje zawarty w formie pisemnej z podpisami notarialnie poświadczonymi. Wszelkie zmiany Aneksu wymagają formy pisemnej z podpisami notarialnie poświadczonymi pod rygorem nieważności.	2.5.	This Annex is executed in writing with notarized signatures of both Parties. Under pain of nullity, any amendments to this Annex and declarations regarding its termination shall be made in writing with notarized signatures.
2.6.	Aneks został sporządzony w czterech jednobrzmiących egzemplarzach, w tym 2 egzemplarzach dla Wydzierżawiającego i 2 egzemplarzach dla Dzierżawcy.	2.6.	The Annex has been made in four identical counterparts, 2 counterparts for the Lessor and 2 counterparts for the Lessee.
2.7.	W przypadku rozbieżności pomiędzy wersjami językowymi, angielska wersja językowa będzie rozstrzygająca.	2.7.	In case of any discrepancy between the two versions, the English version shall prevail.
W DOWÓD POWYŻSZEGO Strony podpisały Aneks w dniu wskazanym na wstępie.		**IN CONFIRMATION OF THE ABOVE, the Annex is duly signed by the Parties on the date indicated above.**	

WYDZIERŻAWIAJĄCY (LESSOR):

Andrzej Slawacki

DZIERŻAWCA (LESSEE):

RADCA PRAWNY
[illegible]890
mgr Sławomir Wodecki

KANCELARIA NOTARIALNA
Justyna Karasińska – NOTARIUSZ
Ewelina Szczubkowska–NOTARIUSZ
SPÓŁKA CYWILNA
ul. Lubelska nr 2 D, 24-100 Puławy
tel.: (0-81) 887-96-54, fax.: (0-81) 888-03-39
NIP 716-281-81-77
e-mail: karasinska@notar.pl, email: szczubkowska@notar.pl

Ja Justyna Karasińska, notariusz w Puławach prowadząca Kancelarię Notarialną przy ulicy Lubelskiej 2D – poświadczam, że podpisy powyższe złożyli własnoręcznie w mojej obecności: ---

1. **Wojciech Henryk Szmyła,** legitymujący się dowodem osobistym DIC 009046, PESEL 67030815536, adres do doręczeń: 24-110 Puławy, ul. Aleja Tysiąclecia Państwa Polskiego nr 13, ---

2. **Andrzej Skwarek,** legitymujący się dowodem osobistym DEH 659064, PESEL: 73011005337, adres do doręczeń: 24-110 Puławy, ul. Aleja Tysiąclecia Państwa Polskiego nr 13,--

- działający łącznie jako uprawnieni do reprezentacji spółki pod firmą: **Grupa Azoty Zakłady Azotowe „Puławy" Spółka Akcyjna z siedzibą w Puławach** (adres: 24-110 Puławy, ul. Aleja Tysiąclecia Państwa Polskiego nr 13, REGON: 430528900, NIP: 7160001822), zarejestrowanej pod nr KRS 0000011737 w Rejestrze Przedsiębiorców prowadzonym przez Sąd Rejonowy Lublin-Wschód w Lublinie z siedzibą w Świdniku, VI Wydział Gospodarczy Krajowego Rejestru Sądowego – Pan Wojciech Henryk Szmyła jako Wiceprezes Zarządu Spółki, zaś Pan Andrzej Skwarek jako Członek Zarządu, co wynika z dokumentu, stanowiącego informację odpowiadającą odpisowi aktualnemu z Rejestru Przedsiębiorców, pobraną na podstawie art. 4 ust. 4aa ustawy z dnia 20 sierpnia 1997 r. o Krajowym Rejestrze Sądowym (Dz. U. z 2024 r., poz. 979). --

Przedstawiciele Spółki oświadczają, że na dzień dzisiejszy wpisy w Rejestrze Przedsiębiorców KRS dotyczące reprezentowanej przez Nich Spółki są aktualne i są Oni uprawnieni do jej reprezentowania.----------------------------

3. **Jarosław Alojzy Pączek,** legitymujący się dowodem osobistym CBF 715861, PESEL 69012900351, adres do doręczeń: 01-210 Warszawa, ul. Kolejowa nr 45 lok 147,---

- działający jako uprawniony do samodzielnej reprezentacji spółki pod firmą: **Mkango Polska Spółka z ograniczoną odpowiedzialnością z siedzibą w Warszawie** (adres: 01-210 Warszawa, ul. Kolejowa nr 45 lok 147, REGON: 387918962, NIP: 5223195397), zarejestrowanej pod nr KRS 0000877069 w Rejestrze Przedsiębiorców prowadzonym przez Sąd Rejonowy dla m.st. Warszawy w Warszawie, XIII Wydział Gospodarczy Krajowego Rejestru

Sądowego - jako Członek Zarządu, co wynika z dokumentu, stanowiącego informację odpowiadającą odpisowi aktualnemu z Rejestru Przedsiębiorców, pobraną na podstawie art. 4 ust. 4aa ustawy z dnia 20 sierpnia 1997 r. o Krajowym Rejestrze Sądowym (Dz. U. z 2024r., poz. 979). ------------------------

Przedstawiciel Spółki oświadcza, że na dzień dzisiejszy wpisy w Rejestrze Przedsiębiorców KRS dotyczące reprezentowanej przez Niego Spółki są aktualne i jest On uprawniony do jej reprezentowania. -------------------------------

Tożsamość Stawających ustaliłam na podstawie wyżej powołanych, ważnych dowodów osobistych.---

Notariusz, na podstawie art. 85 § 2a ustawy Prawo o notariacie (t.j. Dz.U. z 2024 r., poz. 1001), przed dokonaniem niniejszej czynności notarialnej zweryfikowała, zgodnie z przepisami ustawy z dnia 24 września 2010 roku o ewidencji ludności (t.j. Dz. U. z 2024 r. poz. 736), w rejestrze zastrzeżeń numerów PESEL, o którym mowa w art. 23a ustawy z dnia 24 września 2010 roku o ewidencji ludności, czy numer PESEL ww. osób jest zastrzeżony i uzyskała informację, że ww. numery PESEL, na dzień 12 lutego 2025 roku, godzina 13:03, mają status „Niezastrzeżony".--

Puławy, dnia dwunastego lutego dwa tysiące dwudziestego piątego roku (12-02-2025 r.).---

Pobrano: taksę notarialną na podstawie § 13 rozporządzenia Ministra Sprawiedliwości z dnia 28 czerwca 2004 r. w sprawie maksymalnych stawek taksy notarialnej (Dz.U. z 2024 r. poz. 1566) w kwocie **60,00 zł** (sześćdziesięciu złotych), --

- podatek od towarów i usług VAT w kwocie **13,80 zł** (trzynastu złotych i osiemdziesięciu groszy) na podstawie art. 146a pkt.1 ustawy z dnia 11 marca 2004 r. o podatku od towarów i usług (Dz.U. z 2024 r. poz. 361 ze zm.).----------

REPERTORIUM A Nr 838 /2025

JUSTYNA KARASIŃSKA NOTARIUSZ W PUŁAWACH

NOTARIUSZ
Justyna Karasińska

1. MKANGO POLSKA SP. Z O.O.

2. GRUPA AZOTY ZAKŁADY AZOTOWE PUŁAWY S.A.

ANEKS nr 2

DO WARUNKOWEJ UMOWY DZIERŻAWY

ANNEX NO 2 TO LEASE OPTION AGREEMENT

Niniejszy **ANEKS NR 2 DO WARUNKOWEJ UMOWY DZIERŻAWY** („**Aneks**") został zawarty w Puławach w dniu **[•]** 2025 roku.	This **ANNEX NO 2 TO LEASE OPTION AGREEMENT** („**Annex**") was made in Puławy on [•], 2025.
POMIĘDZY:	**BETWEEN:**
(1) **Grupą Azoty Zakłady Azotowe „Puławy" S.A.**, z siedzibą przy Alei Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000011737, NIP 7160001822, REGON 430528900, zwaną dalej **„Wydzierżawiającym"**	(1) **Grupa Azoty Zakłady Azotowe "Puławy" S.A.**, with its registered seat at Aleja Tysiąclecia Państwa Polskiego 13, 24-110 Puławy, entered in the register of entrepreneurs of the National Court Register with KRS no 0000011737, NIP 7160001822, REGON 430528900 , hereinafter referred to as the **„Lessor"**
oraz	and
(2) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** z siedzibą przy ul. Kolejowej 45/147, 01-210 Warszawa, wpisaną do rejestru przedsiębiorców Krajowego Rejestru Sądowego pod nr KRS 0000877069, NIP 5223195397, REGON 387918962, zwaną dalej „**Dzierżawcą**"	(1) **Mkango Polska Spółka z ograniczoną odpowiedzialnością,** with its seat at ul. Kolejowa 45/147, 01-210 Warsaw, entered in the register of entrepreneurs of the National Court Registry (KRS) with KRS no0000877069, NIP 5223195397, REGON 387918962, hereinafter referred to as the „**Lessee**"
zwanymi dalej łącznie **Stronami** a indywidualnie **Stroną.**	jointly referred to as the **Parties** or, each individually as a **Party.**
ZWAŻYWSZY, ŻE:	**WHEREAS:**
(A) Wydzierżawiający i Dzierżawca zawarli 10 stycznia 2025 roku Warunkową Umowę Dzierżawy („**Umowa**") dotyczącą budowy zakładu rafinacji metali ziem rzadkich na gruncie należącym do Wydzierżawiającego;	(A) On 10 January 2025, the Lessor and the Lessee have concluded a Lease Option Agreement ("**Agreement**"), regarding construction of the rare earth element separation plant on real estate being in perpetual usufruct of the Lessor;
(B) Zgodnie z punktem 4.2., Przedmiot Dzierżawy powinien zostać przekazany nie później niż w ciągu 30 dni od Dnia Wejścia w Życie zgodnie z Punktem 5.3, na	(B) In accordance with Clause 4.2., the Leased Property should be handed over no later than 30 days from the Effective Date in accordance with Clause 5.3, based on the handover protocol signed by both Parties;

	podstawie protokołu zdawczo-odbiorczego podpisanego przez obie Strony;		
(C)	Strony zgodziły się zmienić termin przekazania Przedmiotu Dzierżawy;	(C)	The Parties agreed to change the date of handover of the Leased Property;
STRONY UZGADNIAJĄ CO NASTĘPUJE:		**IN WITNESS WHEREOF, THE PARTIES AGREE THE FOLLOWING:**	
1.	**Zmiana Umowy**	1.	**Amendment to the Agreement**
1.1.	Terminy pisane z dużej litery nie zdefiniowane inaczej w niniejszym Aneksie mają znaczenie nadane im w Umowie.	1.1.	Terms in capital letters not defined otherwise in this Annex shall have a meaning ascribed to them in the Agreement.
1.2.	Strony niniejszym zmieniają Umowę w ten sposób, że:	1.2.	The Parties hereby amend the Agreement in the following way:
1.2.1.	**Punkt 4.2.** Umowy otrzymuje następujące brzmienie: „4.2. Przekazanie Przedmiotu Dzierżawy nastąpi nie później niż do dnia **30.06.2026** w oparciu o podpisany przez obie Strony protokół zdawczo – odbiorczy."	1.2.2.	**Clause 4.2.** of the Agreement shall have the following wording: "4.2. The Leased Property will be handed over to the Lessee no later than **30.06.2026,** based on the handover protocol signed by both Parties."
2.	**Postanowienia inne**	**2.**	**Other Provisions**
2.1.	Pozostałe postanowienia Umowy pozostają bez zmian.	2.1.	Other provisions of the Agreement remain unchanged.
2.2.	Niniejszy Aneks zostaje zawarty w formie pisemnej z podpisami notarialnie poświadczonymi. Wszelkie zmiany Aneksu wymagają formy pisemnej z podpisami notarialnie poświadczonymi pod rygorem nieważności.	2.2.	This Annex is executed in writing with notarized signatures of both Parties. Under pain of nullity, any amendments to this Annex and declarations regarding its termination shall be made in writing with notarized signatures.
2.3.	Aneks został sporządzony w czterech jednobrzmiących egzemplarzach, w tym 2 egzemplarzach dla Wydzierżawiającego i 2 egzemplarzach dla Dzierżawcy.	2.3.	The Annex has been made in four identical counterparts, 2 counterparts for the Lessor and 2 counterparts for the Lessee.
2.4.	W przypadku rozbieżności pomiędzy wersjami językowymi, angielska wersja językowa będzie rozstrzygająca.	2.4.	In case of any discrepancy between the two versions, the English version shall prevail.
W DOWÓD POWYŻSZEGO Strony podpisały Aneks w dniu wskazanym na wstępie.		**IN CONFIRMATION OF THE ABOVE, the Annex is duly signed by the Parties on the date indicated above.**	

WYDZIERŻAWIAJĄCY (LESSOR):

DZIERŻAWCA (LESSEE):

DYREKTOR
Pionu Wsparcia
Agnieszka Sp[illegible]

Slawomir.Wodecki

Elektronicznie podpisany przez Slawomir.Wodecki
Data: 2025.11.25 08:53:18 +01'00'

GŁÓWNY SPECJALISTA
Rozrachunków Publicznoprawnych
Agnieszka Krupa

KIEROWNIK DZIAŁU
Zarządzania Infrastrukturą
Agnieszka Zalewska

KANCELARIA NOTARIALNA
Justyna Karasińska – NOTARIUSZ
Ewelina Szczubkowska – NOTARIUSZ
SPÓŁKA CYWILNA
ul. Lubelska nr 2 D, 24-100 Puławy
tel.: (0-81) 887-96-54,
NIP 716-281-81-77
e-mail: karasinska@notar.pl
e-mail: szczubkowska@notar.pl

Ja Ewelina Szczubkowska, notariusz w Puławach prowadząca Kancelarię Notarialną przy ulicy Lubelskiej 2D – poświadczam, że podpisy powyższe złożyli własnoręcznie w mojej obecności: ---------------------------------

1. Wojciech Krzysztof Kozak, legitymujący się dowodem osobistym DIU 825330, PESEL 61060606012, według oświadczenia zamieszkały: 24-100 Puławy, ul. Wacława Sieroszewskiego 54/3, ---

2. Katarzyna Agata Stasiak, legitymująca się dowodem osobistym DJI 248433, PESEL 76022306361, według oświadczenia zamieszkała: 24-100 Puławy, ul. Franciszka Świgosta 7, --

- działający łącznie jako uprawnieni do reprezentacji spółki pod firmą: **Grupa Azoty Zakłady Azotowe „Puławy" Spółka Akcyjna z siedzibą w Puławach** (adres: 24-110 Puławy, ul. Aleja Tysiąclecia Państwa Polskiego nr 13, REGON: 430528900, NIP: 7160001822), zarejestrowanej pod nr KRS 0000011737 w Rejestrze Przedsiębiorców prowadzonym przez Sąd Rejonowy Lublin-Wschód w Lublinie z siedzibą w Świdniku, VI Wydział Gospodarczy Krajowego Rejestru Sądowego – Pan Wojciech Krzysztof Kozak jako Wiceprezes Zarządu Spółki, zaś Pani Katarzyna Agata Stasiak jako Wiceprezes Zarządu Spółki, co wynika z dokumentu, stanowiącego informację odpowiadającą odpisowi aktualnemu z Rejestru Przedsiębiorców, pobraną na podstawie art. 4 ust. 4aa ustawy z dnia 20 sierpnia 1997 r. o Krajowym Rejestrze Sądowym (Dz. U. z 2024 r., poz. 979 ze zm.). ---------------------------

Przedstawiciele Spółki oświadczają, że na dzień dzisiejszy wpisy w Rejestrze Przedsiębiorców KRS dotyczące reprezentowanej przez Nich Spółki są aktualne i są Oni uprawnieni do jej reprezentowania.-----------------------------

3. Jarosław Alojzy Pączek, legitymujący się paszportem PL nr ES 2582757, wydanym przez Wojewodę Mazowieckiego dnia 20.08.2019 r., ważnym do dnia 20.08.2029 r., PESEL 69012900351, według oświadczenia zamieszkały: 04-636 Warszawa, ul. VIII Poprzeczna 8B, ---------------------------

- działający jako uprawniony do samodzielnej reprezentacji spółki pod firmą: **Mkango Polska Spółka z ograniczoną odpowiedzialnością z siedzibą w Warszawie** (adres: 01-210 Warszawa, ul. Kolejowa nr 45 lok 147, REGON: 387918962, NIP: 5223195397), zarejestrowanej pod nr KRS 0000877069 w Rejestrze Przedsiębiorców prowadzonym przez Sąd Rejonowy dla m.st. Warszawy w Warszawie, XIII Wydział Gospodarczy Krajowego Rejestru Sądowego - jako Członek Zarządu, co wynika z dokumentu, stanowiącego informację odpowiadającą odpisowi aktualnemu z Rejestru Przedsiębiorców, pobraną na podstawie art. 4 ust. 4aa ustawy z dnia 20 sierpnia 1997 r. o Krajowym Rejestrze Sądowym (Dz. U. z 2024r., poz. 979 ze zm.). ---------------

Przedstawiciel Spółki oświadcza, że na dzień dzisiejszy wpisy w Rejestrze Przedsiębiorców KRS dotyczące reprezentowanej przez Niego Spółki są aktualne i jest On uprawniony do jej reprezentowania. ------------------------------

Tożsamość stawających ustaliłam na podstawie wyżej powołanych, ważnych dokumentów tożsamości, zaś dane z nich niewynikające notariusz ustaliła na podstawie oświadczeń. ---

Puławy, dnia trzydziestego stycznia dwa tysiące dwudziestego szóstego roku (30-01-2026 r.) . ---

Pobrano: taksę notarialną na podstawie § 13 rozporządzenia Ministra Sprawiedliwości z dnia 28 czerwca 2004 r. w sprawie maksymalnych stawek taksy notarialnej (Dz.U. z 2024 r. poz. 1566 ze zm.) w kwocie **60,00 zł** (sześćdziesięciu złotych), --

- podatek od towarów i usług VAT w kwocie **13,80 zł** (trzynastu złotych i osiemdziesięciu groszy) na podstawie art. 146a pkt.1 ustawy z dnia 11 marca 2004 r. o podatku od towarów i usług (Dz.U. z 2024 r. poz. 361 ze zm.).----------

REPERTORIUM A Nr 532 /2026

EWELINA SZCZUBKOWSKA NOTARIUSZ W PUŁAWACH

NOTARIUSZ

Ewelina Szczubkowska

Ewelina Szczubkowska